UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant  ☐

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

SHAPEWAYS HOLDINGS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

May 1, 2023
To the Stockholders of Shapeways Holdings, Inc.:
It is my pleasure to invite you to attend the 2023 Annual Meeting of Stockholders (the “Annual Meeting”) of Shapeways Holdings, Inc., to be held on Thursday, June 15, 2023 at 10:00 a.m. (Eastern Time). The Annual Meeting will be completely virtual. You may attend the virtual meeting, submit questions, and vote your shares electronically during the meeting via live webcast by visiting www.virtualshareholdermeeting.com/SHPW2023.
Details regarding the business to be conducted at the Annual Meeting are more fully described in the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement.
We are pleased to take advantage of the Securities and Exchange Commission rules that allow companies to furnish proxy materials to their stockholders on the Internet. On or around May 1, 2023, we expect to mail to our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access our proxy statement for our 2023 Annual Meeting of Stockholders (the “Proxy Statement”) and our Annual Report on Form 10-K. The notice also provides instructions on how to vote online or by telephone and how to receive a paper copy of the proxy materials by mail.
Whether or not you plan to virtually attend the meeting, your vote is very important and we encourage you to vote promptly. You may vote by proxy over the internet or by telephone, or, if you received paper copies of the proxy materials by mail, you can also vote by mail by following the instructions on your proxy card. If you virtually attend the meeting you will have the right to revoke your proxy and vote electronically during the meeting via the live webcast. If you hold your shares through an account with a brokerage firm, bank or other nominee, please follow the instructions you receive from your brokerage firm, bank or other nominee to vote your shares.
On behalf of our Board of Directors, thank you for your continued support and interest.

Sincerely,

/s/ Greg Kress

Greg Kress
Director and Chief Executive Officer

12163 Globe St.
Livonia, MI 48150
T (734) 422-6060
www.shapeways.com

SHAPEWAYS HOLDINGS, INC.
12163 Globe St.
Livonia, MI 48150
NOTICE OF 2023 ANNUAL MEETING OF STOCKHOLDERS
To Be Held On June 15, 2023
To the Stockholders of Shapeways Holdings, Inc.:
You are cordially invited to attend the Annual Meeting (the “2023 Annual Meeting”) of Stockholders of Shapeways Holdings, Inc., a Delaware corporation. The meeting will be held on Thursday June 15, 2023, at 10:00 a.m. (Eastern Time). The Annual Meeting will be completely virtual. You may attend the meeting, submit questions, and vote your shares electronically during the meeting via live webcast by visiting www.virtualshareholdermeeting.com/SHPW2023. At the 2023 Annual Meeting our stockholders will be asked:
1.To elect Raj Batra, Christine Gorjanc and Alberto Recchi as Class II directors, to serve until the 2026 annual meeting of stockholders or until their respective successors have been elected or appointed.
2.To ratify the appointment of Withum Smith+Brown, PC as our independent registered public accounting firm for the fiscal year ending December 31, 2023.
3.To approve the proposal to amend our Certificate of Incorporation to effect a reverse stock split of our common stock at a ratio in the range of 1-for-3 to 1-for-12, such ratio to be determined by our Board of Directors at a later date (the "Reverse Stock Split Proposal").
4.To approve the proposal to amend our Certificate of Incorporation to limit the liability of certain officers in limited circumstances ("Officer Exculpation Amendment").
5.To transact such other business as may properly come before the meeting or any continuation or adjournment thereof.
These items of business are more fully described in the Proxy Statement accompanying this Notice.
The record date for the 2023 Annual Meeting is April 21, 2023. Only stockholders of record at the close of business on that date may vote at the 2023 Annual Meeting or any adjournment thereof.
Your Board of Directors is pleased to nominate Raj Batra, Christine Gorjanc and Alberto Recchi as Class II directors on our Board of Directors.
Regardless of the number of shares you own, your VOTE is very important. Therefore, even if you presently plan to virtually attend the 2023 Annual Meeting, please vote or submit your proxy by following the instructions in the Notice of Internet Availability of Proxy Materials that you previously received as soon as possible so that your shares can be voted at the 2023 Annual Meeting in accordance with your instructions. Telephone and internet voting are available. For specific instructions on voting, please refer to the instructions in the Notice of Internet Availability of Proxy Materials or the proxy card. If you do virtually attend the 2023 Annual Meeting and wish to vote electronically, you may withdraw your proxy at that time.
Please read the attached Proxy Statement, as it contains important information you need to know to vote at the 2023 Annual Meeting.

By Order of our Board of Directors,

/s/ Alberto Recchi

Alberto Recchi
Chief Financial Officer
City of New York, New York
May 1, 2023
You are cordially invited to attend the virtual meeting. Whether or not you expect to attend the virtual meeting, please vote as soon as possible. We encourage you to vote via the Internet. For further details, see “Questions and Answers about This Proxy Material and Voting.”

SHAPEWAYS HOLDINGS, INC.
12163 Globe St.
Livonia, MI 48150
FOR THE 2023 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 15, 2023
This proxy statement and proxy card are furnished in connection with the solicitation of proxies to be voted at the 2023 Annual Meeting of Stockholders (the “2023 Annual Meeting”) of Shapeways Holdings, Inc., which will be held virtually on Thursday June 15, 2023, at 10:00 a.m. (Eastern Time) via live webcast by visiting www.virtualshareholdermeeting.com/SHPW2023.
As used in this Proxy Statement, references to “we,” “us,” “our,” “Shapeways” and the “Company” refer to Shapeways Holdings, Inc. and its subsidiaries. Shapeways was a special purpose acquisition company called Galileo Acquisition Corp., a Cayman Islands exempted company (“Galileo”), prior to the closing of the business combination by and among Galileo, Shapeways, Inc., a Delaware corporation (“Legacy Shapeways”), and Galileo Acquisition Holdings Inc., a Delaware corporation and a wholly owned subsidiary of Galileo (the “Merger,” and, together with domestication of the Company in Delaware, the “Business Combination”) on September 29, 2021 (the "Closing"). For further information on the Business Combination, please refer to our Annual Report on Form 10-K for the year ended December 31, 2021, which is available on the website of the Securities and Exchange Commission ("SEC").
INTERNET AVAILABILITY OF PROXY MATERIALS
We are making this Proxy Statement and our Annual Report on Form 10-K for the year ended December 31, 2022 (the "Annual Report on Form 10-K") available to stockholders primarily via the Internet, instead of mailing printed copies of those materials to each stockholder. On or around May 1, 2023, we intend to mail to our stockholders the Notice Regarding Availability of Proxy Materials (the “Notice”) containing instructions on how to access and review this Proxy Statement and our Annual Report on Form 10-K. The Notice also instructs you how you may submit your proxy over the Internet or via telephone and how to vote online at the 2023 Annual Meeting. If you received a Notice and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting those materials included in the Notice.
Additionally, you can find a copy of our Annual Report on Form 10-K, which includes our financial statements for the fiscal year ended December 31, 2022, on the website of the SEC, at www.sec.gov, or in the “SEC Filings” section of the “Investor Relations” section of our website located at investors.shapeways.com. You may also obtain a printed copy of our Annual Report on Form 10-K, including our financial statements, free of charge, from us by sending a written request to sendmaterial@proxyvote.com. Exhibits will be provided upon written request and payment of an appropriate processing fee.

Page
Questions and Answers About This Proxy Material and Voting	2
Directors, Executive Officers and Corporate Governance	7
Directors and Executive Officers	7
Family Relationships	9
Corporate Governance and Board Matters	10
Compensation and Human Capital Committee Interlocks and Insider Participation	14
Corporate Governance Guidelines	14
Stock Ownership Guidelines	14
Board Leadership Structure	14
Role of the Board in Risk Oversight	15
Stockholder Communications with our Board	15
Meetings of the Board	15
Code of Conduct	15
Transactions in the Company’s Securities	15
Human Capital	16
Environmental	17
Security Ownership of Certain Beneficial Owners and Management	18
Certain Relationships and Related Party Transactions	20
Policies and Procedures for Related Party Transactions	20
Related Party Transactions	20
Executive Compensation	22
Summary Compensation Table for Fiscal Year 2022	22
Narrative Disclosure to Summary Compensation Table	22
Employment Agreements	23
Outstanding Equity Awards at 2022 Fiscal Year-End	27
Equity Plans	28
Director Compensation	30
Summary Compensation Table for Fiscal Year 2022	30
Narrative Disclosure to Summary Compensation Table	30
Securities Authorized for Issuance Under Equity Compensation Plans	31
Independent Registered Public Accounting Firm	32
Audit and Non-Audit Fees	32
Pre-Approval Policies and Procedures	32
Report of the Audit Committee of the Board	33
Proposal 1—Election of Directors	34
Proposal 2—Ratification of Appointment of Withum Smith+Brown as our Independent Registered Public Accounting Firm for the Fiscal Year Ending December 31, 2023	36
Proposal 3—Reverse Stock Split	37
Proposal 4—Approval and Adoption of the Exculpation Amendment	43
Appendix A	45
Appendix B	46
Other Matters	47

QUESTIONS AND ANSWERS ABOUT THIS PROXY MATERIAL AND VOTING
Why am I receiving these materials?
You have received these proxy materials because the Board of Directors (our “Board”) of Shapeways Holdings, Inc. is soliciting your proxy to vote at the 2023 Annual Meeting.
Why did I receive a Notice of Internet Availability of Proxy Materials in the mail instead of a printed set of proxy materials?
Pursuant to rules adopted by the SEC, we are permitted to furnish our proxy materials over the Internet to our stockholders by delivering a Notice of Internet Availability of Proxy Materials (the “Notice”) in the mail rather than mailing printed copies of a full set of proxy materials. The Notice instructs stockholders on how to access and review the proxy statement and Annual Report on Form 10-K over the Internet at www.proxyvote.com. The Notice also instructs stockholders on how they may submit their proxy over the telephone or Internet and vote online at the 2023 Annual Meeting. If a stockholder who received a Notice would like to receive a printed copy of our proxy materials, such stockholder should follow the instructions for requesting these materials contained in the Notice.
What is a virtual Annual Meeting?
The 2023 Annual Meeting will be conducted as a virtual meeting of stockholders by means of a live webcast. We believe that hosting a virtual meeting will enable greater stockholder attendance and participation from any location, improved communication and cost savings to our stockholders. You can virtually attend the 2023 Annual Meeting by visiting www.virtualshareholdermeeting.com/SHPW2023, where you will be able to vote your shares, and submit your questions during the meeting via the Internet. There will not be a physical meeting location and you will not be able to attend in person.
We invite you to virtually attend the 2023 Annual Meeting and request that you vote on the proposals described in this proxy statement. However, you do not need to attend the virtual meeting to vote your shares. Instead, you may vote by Internet, by telephone, or, if you requested and received paper copies of the proxy materials by mail, you may also vote by completing and mailing your proxy card.
The 2023 Annual Meeting starts at 10:00 a.m. (Eastern Time). We encourage you to access the meeting website prior to the start time to allow time for check in. If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be posted on the virtual stockholder meeting log-in page.
You do not need to register to virtually attend the 2023 Annual Meeting webcast. Follow the instructions on your Notice or proxy card (if you requested and received a printed copy of the proxy materials) to access the 2023 Annual Meeting.
If you wish to submit a question the day of the 2023 Annual Meeting, you may log in to the virtual meeting platform at www.virtualshareholdermeeting.com/SHPW2023, type your question into the “Ask a Question” field, and click “Submit.” Questions pertinent to meeting matters will be answered during the 2023 Annual Meeting, subject to time constraints. Questions regarding personal matters, including those related to employment, are not pertinent to annual meeting matters and, therefore, will not be answered.
What am I voting on?
There are four matters scheduled for a vote:
•Election of Raj Batra, Christine Gorjanc and Alberto Recchi as Class II directors, to serve until the 2026 annual meeting of stockholders or until their respective successors have been elected or appointed.
•Ratification of the appointment of Withum Smith+Brown, PC (“Withum Smith+Brown”) as our independent registered public accounting firm for the fiscal year ending December 31, 2023.
•Amendment of the Company's Certificate of Incorporation to effect a reverse stock split of the Company's common stock ("common stock") at a ratio in the range of 1-for-3 to 1-for-12, such ratio to be determined by the Board of Directors at a later date.
•Amendment of the Company's Certificate of Incorporation to limit the liability of certain officers in limited circumstances.

Who can vote at the 2023 Annual Meeting?
Only stockholders of record at the close of business on April 21, 2023 will be entitled to vote at the 2023 Annual Meeting. On this record date, there were 49,607,806 shares of our common stock outstanding. The holders of our common stock have the right to one vote for each share of common stock they held as of the record date.
In accordance with Delaware law, a list of stockholders entitled to vote at the meeting will be accessible for ten days prior to the meeting at our principal place of business, 12163 Globe St., Livonia, MI 48150, between the hours of 9:00 a.m. and 5:00 p.m. (Eastern Time).
How do I vote?
If on April 21, 2023, your shares were registered directly in your name with our transfer agent, Continental Stock Transfer & Trust Company, then you are a stockholder of record. Stockholders of record may vote by using the Internet, by telephone or (if you received a proxy card by mail) by mail as described below. Stockholders also may attend the virtual meeting and vote electronically. If you hold shares through a bank or broker, please refer to your proxy card, Notice or other information forwarded by your bank or broker to see which voting options are available to you.
•You may vote by using the Internet at www.proxyvote.com by following the instructions for Internet voting on the Notice or proxy card mailed to you. Internet voting is available 24 hours a day and will be accessible until 11:59 p.m. Eastern Time on June 14, 2023. Easy-to-follow instructions allow you to vote your shares and confirm that your instructions have been properly recorded.
•You may vote by telephone by dialing 1-800-690-6903 and following the instructions for voting by phone on the Notice or (if you received a proxy card by mail) the proxy card mailed to you. Telephone voting is available 24 hours a day and will be accessible until 11:59 p.m. Eastern Time on June 14, 2023. Easy-to-follow voice prompts allow you to vote your shares and confirm that your instructions have been properly recorded.
•You may vote by mail by requesting, completing and mailing in a paper proxy card, as outlined in the Notice. The method you use to vote will not limit your right to vote at the 2023 Annual Meeting if you decide to virtually attend the 2023 Annual Meeting.
•If you wish to vote electronically at the meeting, go to www.virtualshareholdermeeting.com/SHPW2023 using your unique control number that was included in the proxy materials that you received in the mail.
What if I return a proxy card but do not make specific choices?
If you are a stockholder of record and return a signed and dated proxy card without marking any voting selections, your shares will be voted (i) “For” the election of the director nominees for Class II directors, (ii) “For” ratification of the appointment of Withum Smith+Brown as our independent registered public accounting firm for the fiscal year ending December 31, 2023, (iii) "For" the amendment to the Company's Certificate of Incorporation to effect a reverse stock split of our common stock at a ratio in the range of 1-for-3 to 1-for-12, such ratio to be determined by the Board of Directors at a later date, and (iv) "For" the amendment to the Company's Certificate of Incorporation to limit the liability of certain officers in limited circumstances, as described herein. However, if you are not a record holder, such as where your shares are held through a broker, nominee, fiduciary or other custodian, you must provide voting instructions to the record holder of the shares in accordance with the record holder’s requirements in order for your shares to be properly voted. If any other matter is properly presented at the meeting, your proxy (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.
Who is paying for this proxy solicitation?
We will pay for the entire cost of soliciting proxies. In addition to these mailed proxy materials, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

What does it mean if I receive more than one proxy card or Notice?
If you receive more than one proxy card or Notice, your shares are registered in more than one name or are registered in different accounts. Please complete, sign and return each proxy card or submit a proxy for each Notice to ensure that all of your shares are voted.
What if I share an address with another stockholder of Shapeways?
If you reside at the same address as another Shapeways stockholder, you and other Shapeways stockholders residing at the same address may receive a single copy of the Notice of Availability of Proxy Materials. This process, which has been approved by the SEC, is called “householding.” Once you receive notice from your broker or other nominee record holder that it will be “householding” our proxy materials, the practice will continue until you are otherwise notified or until you notify them that you no longer want to participate in the practice. Stockholders who participate in householding will continue to have access to and utilize separate proxy voting instructions.
If you wish to receive a separate copy of the Notice of Availability of Proxy Materials, you may do so by making a written or oral request to: Shapeways Holdings, Inc., 12163 Globe St., Livonia, MI 48150, Attention: Corporate Secretary. Upon your request, we will promptly deliver a separate copy to you. If you want to receive your own set of our proxy materials in the future or, if you share an address with another stockholder and together both of you would like to receive only a single set of proxy materials, you should contact your broker or other nominee record holder directly or you may contact use at the above address and phone number. The Annual Report on Form 10-K, Proxy Statement and Notice are also available at www.proxyvote.com.
Can I change my vote after submitting my proxy?
Yes. You can revoke your proxy at any time before the final vote at the 2023 Annual Meeting. You may revoke your proxy in any one of three ways:
•You may submit another properly completed proxy card with a later date.
•You may send a written notice that you are revoking your proxy to Shapeways Holdings, Inc., 12163 Globe St., Livonia, MI 48150, Attention: Corporate Secretary.
•You may virtually attend the 2023 Annual Meeting and vote electronically by going to www.virtualshareholdermeeting.com/SHPW2023 and using your unique control number that was included in the Proxy Materials that you received in the mail. Simply attending the meeting will not, by itself, revoke your proxy.
Who will solicit proxies on behalf of our Board?
Proxies may be solicited on behalf of our Board, without additional compensation, by the Company’s directors and employees.
The original solicitation of proxies by mail may be supplemented by telephone, telegram, facsimile, electronic mail, and personal solicitation by our directors and officers (who will receive no additional compensation for such solicitation activities). You may also be solicited by advertisements in periodicals, press releases issued by us and postings on our corporate website at shapeways.com. Unless expressly indicated otherwise, information contained on our corporate website is not part of this proxy statement.
How are votes counted?
Votes will be counted by the inspector of election appointed for the 2023 Annual Meeting, who will separately count “For,” “Against” and “Withhold” votes, abstentions and broker non-votes. Abstentions will be counted as present for purposes of determining the presence of a quorum. For Proposal 1, abstentions will not be considered as votes cast for or withheld for any director, and will therefore have no effect on the outcome of the vote. For Proposal 2, abstentions will not be considered as votes cast for or against such proposal, and will therefore have no effect on the outcome of the vote. Broker non-votes, as described in the next paragraph, will have no effect on and will not be counted towards the vote total for Proposals 1 and 2. For Proposals 3 and 4, abstentions and broker non-votes will have the effect of a vote "Against" such proposals.

If your shares are held by your bank or broker as your nominee (that is, in “street name”), you will need to obtain a voting instruction form from the institution that holds your shares and follow the instructions included on that form regarding how to instruct your broker to vote your shares. If you do not give instructions to your broker, your broker can vote your shares with respect to “discretionary” items, but not with respect to “non-discretionary” items. Discretionary items are proposals considered routine under the rules of the New York Stock Exchange (“NYSE”) on which your broker may vote shares held in street name without your voting instructions. On non-discretionary items for which you do not give your broker instructions, the shares will be treated as broker non-votes. Under current NYSE rules, any election of a member of the Board, whether contested or uncontested, is considered “non-discretionary” and therefore brokers are not permitted to vote your shares held in street name for the election of directors in the absence of instructions from you. Proposal 1, Proposal 3 and Proposal 4 are each a non-discretionary matter and therefore if you hold your shares through a broker, nominee, fiduciary or other custodian, your shares will not be voted on those proposals unless you provide voting instructions to the record holder.
How many votes are needed to approve each proposal?
•For Proposal 1, directors are elected by a plurality of the votes cast with respect to such director. This means that nominees receiving the most “For” votes will be elected. Abstentions and broker non-votes are not considered votes cast on this proposal and will not have any effect on the election of directors.
•To be approved, Proposal 2, to ratify the appointment of Withum Smith+Brown as our independent registered public accounting firm for the fiscal year ending December 31, 2023, must receive a “For” vote from the majority of the votes cast at the 2023 Annual Meeting. Abstentions are not counted as a vote cast for or against the proposal and therefore have no effect on the outcome of the vote. A broker or other nominee may generally vote in their discretion on routine matters, and therefore broker non-votes are not expected in connection with Proposal 2.
•To be approved, Proposal 3, to amend the Company's Certificate of Incorporation to effect a reverse stock split of our common stock at a ratio in the range of 1-for-3 to 1-for-12, such ratio to be determined by the Board of Directors at a later date, must receive a "For" vote from at least a majority of the outstanding shares of common stock. Abstentions and broker non-votes will have the effect of a vote "Against" Proposal 3.
•To be approved, Proposal 4, which seeks to approve and adopt the Officer Exculpation Amendment, must receive a "For" vote from at least a majority of the outstanding shares of common stock. Abstentions and broker non-votes will have the effect of a vote "Against" Proposal 4.
What is the quorum requirement?
A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if a majority of all shares outstanding on April 21, 2023, the record date, are represented at the meeting by stockholders present online or by proxy. On the record date, there were in the aggregate 49,607,806 shares of common stock outstanding and entitled to vote. Thus, 24,803,904 shares must be represented by stockholders present at the 2023 Annual Meeting or by proxy to have a quorum.
Your shares will be counted towards the quorum only if you submit a valid proxy vote or vote at the 2023 Annual Meeting. Abstentions and broker non-votes will be counted towards the quorum requirement.
How will my shares be voted if I mark “Abstain” on my proxy card?
We will count a properly executed proxy card marked “Abstain” as present for purposes of determining whether a quorum is present, but the shares represented by that proxy card will not be voted at the 2023 Annual Meeting for the proposals so marked.
How can I find out the results of the voting at the 2023 Annual Meeting?
Preliminary voting results will be announced at the 2023 Annual Meeting. Final voting results will be available on a Current Report on Form 8-K filed with the SEC within four business days after the end of the 2023 Annual Meeting.

When are stockholder proposals due for next year’s Annual Meeting?
If you wish to submit a proposal to be considered for inclusion in next year’s proxy materials, your proposal must be in proper form according to SEC Regulation 14A, Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and received by the Secretary of the Company on or before January 2, 2024. If you wish to submit a proposal to be presented at the 2024 Annual Meeting of Stockholders, but which will not be included in the Company’s proxy materials, including to nominate a director, your notice must be received by Shapeways Holdings, Inc. at 12163 Globe St., Livonia, MI 48150, Attention: Corporate Secretary, no earlier than February 15, 2024 and no later than March 17, 2024. You are advised to review our bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations. Stockholders may request a free copy of our bylaws from contacting us at 12163 Globe St., Livonia, MI 48150, Attention: Corporate Secretary. In addition to satisfying the foregoing requirements under our bylaws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than Shapeways’ nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than April 16, 2024.

DIRECTORS, EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE
DIRECTORS AND EXECUTIVE OFFICERS

Our directors and executive officers, and certain information about each of them as of the record date are set forth below. Patrick Jones, a current Class II director, has not been nominated for re-election and will cease to serve as a director immediately following the conclusion of the 2023 Annual Meeting, at which time the number of directors constituting the Board will be reduced from nine to eight. We sincerely thank Mr. Jones for his service to the Company.
The Board currently consists of nine members, divided into three classes of staggered three-year terms. At each annual meeting of stockholders, a class of directors will be elected for a three-year term to succeed the same class whose term is then expiring, as follows:
•the Class I directors, Robert Jan Galema and Ryan Kearny, who will serve until the 2025 annual meeting of stockholders or until their respective successors have been elected or appointed or until their earlier death, resignation or removal;
•the Class II directors, Raj Batra, Christine Gorjanc, Patrick S. Jones, and Alberto Recchi, whose terms end at the 2023 Annual Meeting. Mr. Batra, Ms. Gorjanc and Mr. Recchi have been nominated for election at the 2023 Annual Meeting to serve until the 2026 annual meeting of stockholders or until their respective successors have been elected or appointed or until their earlier death, resignation or removal; and
•the Class III directors, Leslie Campbell, Greg Kress and Josh Wolfe, serving until the 2024 annual meeting of stockholders or until their respective successors have been elected or appointed or until their earlier death, resignation or removal.

Name	Age	Position
Executive Officers
Greg Kress	41	Chief Executive Officer, Director
Alberto Recchi	49	Chief Financial Officer, Director
Joseph Andrew Nied	47	Chief Operating Officer
Non-Employee Directors
Leslie Campbell	64	Chairman of the Board
Raj Batra	55	Director
Robert Jan Galema	56	Director
Christine Gorjanc	66	Director
Patrick S. Jones	78	Director
Ryan Kearny	54	Director
Josh Wolfe	45	Director
EXECUTIVE OFFICERS
Greg Kress. Since the consummation of the Business Combination, Greg Kress has served as our Chief Executive Officer. Mr. Kress served as Legacy Shapeways’ Chief Executive Officer and a member of Legacy Shapeways’ board of directors from January 2018 to the consummation of the Business Combination. From 2014 to 2017, Mr. Kress served as Chief Operating Officer then President at Open English, an online education platform. Prior to that, he was a member of the corporate leadership staff at GE, where he held a series of roles in global commercial operations and supply chain management as well as environmental health and safety. Mr. Kress earned his Bachelor of Science in Mechanical Engineering from Penn State University. We believe Mr. Kress’s background as an innovative and results-driven leader with experience in large and mid-size organizations brings substantial operating experience to our Board.

Alberto Recchi. Mr. Recchi has served as our Chief Financial Officer since October 2022 and as a member of the Board since the Business Combination. Mr. Recchi started his career as an aerospace engineer at Agusta, currently known as Leonardo Helicopters. In 2001 he left Italy to embark on his career in the finance industry which spans a period of nearly two decades on Wall Street and in the City of London. He spent 12 years at Credit Suisse advising US and European private equity funds on a wide range of transactions including LBOs, recapitalizations, equity offerings and mergers & acquisitions. After leaving Credit Suisse he was a Managing Director at a co-investment platform and cross-border boutique merchant bank based in the US. Prior to joining the Board, Mr. Recchi served as the Chief Financial Officer and a member of the board of directors of Galileo. Mr. Recchi holds undergraduate and graduate degrees in Aerospace Engineering from the Polytechnic of Turin, Italy, an MBA from Columbia Business School as well as an M&A Certificate of Mastery issued by the New York Institute of Finance. Mr. Recchi is NACD Directorship Certified® and holds certifications in Additive Manufacturing Fundamentals from ToolingU-SME and in Additive Manufacturing for Innovative Design and Production from MIT. We believe Mr. Recchi is well qualified to serve on the Board due to his extensive investment and finance background in both the U.S. and Western Europe.

Joseph Andrew Nied. Mr. Nied has served as our Chief Operating Officer since May 2022. Prior to joining the Company, Mr. Nied served as chief supply chain officer of Gooten, a print on demand platform, from September 2020 to May 2022. Previously, Mr. Nied served as senior executive director, business services and community relations at Bucknell University, from September 2020 to September 2021. Prior to that, Mr. Nied was chief supply chain officer at Mimeo, a print on demand and digital distribution company, from September 2016 to August 2019, and served in various finance and operations roles at Mimeo from 2000 to 2016. Mr. Nied is trained in Lean Six Sigma (Green Belt) and holds a B.S. in finance from the Lehigh University College of Business.
DIRECTORS

Nominees for Election to a Three-Year Term Expiring at the 2026 Annual Meeting of Stockholders

Raj Batra. Mr. Batra has served as a member of the Board since July 2022. Mr. Batra currently serves as President of Siemens Digital Industries U.S., an innovation leader in automation and digital transformation in the process and discrete industries, since April 2019. Previously, Mr. Batra served in various senior roles at Siemens U.S., including President of the Digital Factory Division from October 2014 to April 2019, President of the Industry Automation Division from October 2009 to October 2014, Vice President and General Manager, Automation & Motion Division from October 2007 to October 2009, and Vice President and General Manager, Automotive & Aerospace Vertical Markets from October 2002 to October 2007. Mr. Batra is also a director of Amsted Industries, a diversified global manufacturer of industrial components serving primarily the railroad, vehicular, and construction and building markets, and previously served as Chairman of NEMA (National Electrical Manufacturers Association) and as a member of the Executive Committee of the Manufacturers Alliance. Mr. Batra received a B.S. in Electrical Engineering from Lawrence Technological University and an M.B.A. from the University of Michigan. Mr. Batra’s 20-plus years in executive leadership roles in the broad industrial (Process and Discrete) markets, his extensive portfolio experience in the automation, digitalization and I4.0/IoT areas, and his current role as President of Siemens Digital Industries U.S., qualify him to serve as a member of our Board of Directors.

Christine Gorjanc. Ms. Gorjanc has served as a member of the Board since April 2023. Ms. Gorjanc served as the Chief Financial Officer of Arlo Technologies, Inc., an intelligent cloud infrastructure and mobile app platform company, from August 2018 to June 2020. She previously served as the Chief Financial Officer of NETGEAR, Inc., a provider of networking products and services from January 2008 to August 2018, where she also served as Chief Accounting Officer from December 2006 to January 2008 and Vice President, Finance from November 2005 through December 2006. Prior to joining NETGEAR, Inc., Ms. Gorjanc served in a number of roles including Vice President, Controller, Treasurer, Tax Director and Assistant Secretary for Aspect Communications Corporation, a provider of workforce and customer management solutions, from September 1996 through November 2005. Ms. Gorjanc served as the Manager of Tax for Tandem Computers, Inc., a provider of fault-tolerant computer systems from October 1988 through September 1996, Ms. Gorjanc served in management positions at Xidex Corporation, a manufacturer of storage devices, and spent eight years in public accounting. Since November 2015, Ms. Gorjanc has served on the board of directors of Invitae, Inc., a genetic testing and services company, where she serves as a chairman of the audit committee as well as a member of the compensation committee. In May 2019, Ms. Gorjanc joined the board of Juniper Networks, Inc., a leader in secure Al driven networks where she serves on the audit committee. From March 2021 to October 2022, Ms. Gorjanc also served on the board of directors of Zymergen, Inc., a biotechnology company, where she served on the compensation committee and audit committee. Ms. Gorjanc is NACD (National Association of Certified Directors) Directorship Certified demonstrating her qualifications and commitment as an experienced director. We believe Ms. Gorjanc’s expertise in finance and accounting and her extensive experience as a public board director qualify her to serve on our Board.

Alberto Recchi. See biographical information about Mr. Recchi in the Executive Officers section above.

Directors Continuing in Office Until the 2024 Annual Meeting of Stockholders
Leslie C.G. Campbell. Leslie C. G. Campbell has served as a member of our Board and chair of the compensation and human capital committee, and as a member of nominating and corporate governance committee since October 2021, and since July, 2022, she has served as Chairman of the Board. Ms. Campbell previously served as the Chief Procurement Officer for Reed Elsevier, Inc., from September 2007 to December 2012. From March 1998 to September 2007, Ms. Campbell held a number of positions at Dell, Inc., most recently as the Vice President of Worldwide Procurement, and previously as the Vice President and General Manager, Global Segment EMEA. Ms. Campbell held a number of positions at Oracle Corporation from May 1990 to January 1998, most recently as Vice President, Corporate Purchasing. From August 1982 to May 1990, she held a number of positions at KPMG Peat Marwick LLP, a member firm of KPMG International, most recently as a Senior Manager. Ms. Campbell has served as a member of the board of directors of PetMed Express, Inc. since July 2018, a member of the board of directors of LiveVox Holdings, Inc. since June 2021, and a member of the board of PointClickCare Technologies since January 2023. She also serves, or has served, on the advisory boards of several private and non-profit enterprises, and previously served as a member of the board of directors of Coupa Software, Inc. from May 2016 to May 2022. Ms. Campbell holds a B.A. in Business Administration from the University of Washington and is NACD Directorship Certified®. We believe Ms. Campbell possesses specific skills and attributes that qualify her to serve as a member of the Board, including her experience as a public board director and her extensive operating experience in general management and supply chain, her international operational and financial expertise, and her experience in the technology industry.
Josh Wolfe. Since the consummation of the Business Combination, Josh Wolfe has served as a member of our Board. Mr. Wolfe served on Legacy Shapeways’ board of directors from May 2012 to the consummation of the Business Combination. Mr. Wolfe is a Managing Partner of Lux Capital, a venture capital firm he co-founded in 2000. Mr. Wolfe currently serves on the board of directors of a number of private companies. Mr. Wolfe earned his Bachelor of Science in Applied Economics from Cornell University. Mr. Wolfe’s background in identifying and building next-generation technologies and companies brings broad expertise that allows him to make valuable contributions to our Board.
Greg Kress. See biographical information about Mr. Kress in the Executive Officers section above.

Directors Continuing in Office Until the 2025 Annual Meeting of Stockholders
Robert Jan Galema. Since the consummation of the Business Combination, Robert Jan Galema has served as a member of the Board. Mr. Galema served as a member of Legacy Shapeways’ board of directors from June 2015 to the consummation of the Business Combination. Mr. Galema is a Managing Partner at INKEF Capital, a venture capital firm he joined in 2013. Mr. Galema serves on the board of directors of a number of private companies. Mr. Galema earned his Masters of Science in Economics from Erasmus University Rotterdam. We believe Mr. Galema’s background in identifying and building next-generation technologies and companies, as well as his operation experiences, brings valuable contributions to our Board.
Ryan Kearny. Since the consummation of the Business Combination, Ryan Kearny has served as a member of the Board, and since October 2022, has served as chair of the nominating and corporate governance committee. Mr. Kearny served as an independent board member for Talend SA, from November 2020 to July 2021. Mr. Kearny has held the position of Chief Technology Officer and Senior Vice President of Development since September 2019 at Lassen Peak, a software security company. Prior to that position, Mr. Kearny served in various increasingly senior roles at F5 Networks, Inc., an application services and application delivery networking company, including serving as Senior Vice President of F5 Networks’ Cloud, Orchestration and Service Provider Product Groups from January 2012 to September 2016, and Chief Technology Officer and Executive Vice President/Senior Vice President of Product Development from September 2016 to May 2019. Mr. Kearny holds a B.S.E.E. degree in electrical and computer engineering from the University of Washington. We believe that Mr. Kearny is well-qualified to serve as a member of the Board because of his experience driving technology strategy, roadmap, and growth for more than two decades in various executive roles.

Non-Continuing Director

Patrick S. Jones. Prior to the consummation of the Business Combination, Patrick S. Jones served as a member of the board of directors of Galileo. Since the consummation of the Business Combination, Mr. Jones has served as a member of the Board and chair of the audit committee. Mr. Jones is a private investor with considerable independent board member experience with a variety of technology companies. Mr. Jones served as audit committee chairman and independent board member for Talend SA, a SaaS software company, from 2015 to August 2021. He served as an independent board member of Itesoft SA, a software company, from 2014 to August 2022. Previously, from 2007 to 2017, he was Chairman of the Board of Lattice Semiconductor, Chairman of the Board of Inside Secure (renamed Verimatrix), Chairman of the Board of Dialogic, Chairman of the Board of Epocrates, and has served on other boards including Fluidigm, Openwave Systems and Novell. Prior to this, he was Senior Vice President and Chief Financial Officer for Gemplus SA. Prior to this, Mr. Jones was Vice President of Finance —Corporate Controller for Intel Corp. Mr. Jones has an undergraduate degree from the University of Illinois, and an MBA from Saint Louis University. We believe Mr. Jones is well- qualified to serve on the Board due to his extensive investment and board experience.
FAMILY RELATIONSHIPS
There are no family relationships among any of our directors or executive officers.

CORPORATE GOVERNANCE AND BOARD MATTERS
DIRECTOR INDEPENDENCE
As required under the NYSE listing standards, a majority of the members of a listed company’s board of directors must qualify as “independent,” as affirmatively determined by the board. Management and outside counsel have reviewed the directors’ responses to a questionnaire asking about their transactions, relationships and arrangements with the Company (and those of their immediate family members) and other potential conflicts of interest. Other than as set forth in this proxy statement, these questionnaires did not disclose any transactions, relationships, or arrangements that question the independence of our directors or director nominees. After reviewing this information, our Board affirmatively determined that all of our non-employee directors were independent directors within the meaning of the applicable NYSE listing standards.
INFORMATION REGARDING THE BOARD AND ITS COMMITTEES
Our Board has an audit committee, a compensation and human capital committee, and a nominating and corporate governance committee. The following table provides membership information for each of such Board committees as of the record date:

Name	Audit	Compensation and Human Capital	Nominating and Corporate Governance
Leslie Campbell†		X*	X
Raj Batra		X
Robert Jan Galema	X	X
Christine Gorjanc	X
Ryan Kearny	X		X*
Patrick S. Jones**	X*		X
Josh Wolfe		X
†    Chairman of the Board
*    Committee Chair
**    Non-continuing director
In addition, as required under the NYSE listing standards, our independent directors meet in regularly scheduled executive sessions at which only independent directors are present. Ms. Campbell, our Chairman, presided over these executive sessions beginning in July 2022, and Mr. Wolfe, our prior Chairman, presided over these sessions from January through June 2022.
Below is a description of each committee of our Board. Our Board has determined that each member of the audit, compensation and human capital, and nominating and corporate governance committees meets the applicable rules and regulations regarding “independence” and also that each member of the audit committee, compensation and human capital committee, and nominating and corporate governance committee is free of any relationship that would interfere with his or her individual exercise of independent judgment with regard to the Company.
Audit Committee
Our audit committee consists of Mr. Jones, Mr. Galema, Ms. Gorjanc, and Mr. Kearny, with Mr. Jones serving as chair. We intend to appoint a new chair of the audit committee effective upon the conclusion of the 2023 Annual Meeting, when Mr. Jones will no longer serve as a member of our Board. Each member qualifies as independent under NYSE rules applicable to board members generally and under NYSE rules and Exchange Act Rule 10A-3 specific to audit committee members. All members meet the requirements for financial literacy under the applicable NYSE rules. In addition, our Board has determined that Mr. Jones and Ms. Gorjanc qualify as “audit committee financial experts,” as that term is defined in Item 401(h) of Regulation S-K.

Our audit committee is responsible for, among other things: appointing, compensating, retaining, evaluating, terminating and overseeing the Company’s independent registered public accounting firm; discussing with the Company’s independent registered public accounting firm their independence from management; reviewing, with the Company’s independent registered public accounting firm, the scope and results of their audit; approving all audit and permissible non-audit services to be performed by the Company’s independent registered public accounting firm; reviewing and discussing with the Company’s independent registered public accounting firm the responsibilities, budget, and staffing of the Company’s internal audit function and any recommended changes to its scope; reviewing and discussing the results, performance and effectiveness of the internal audit function; overseeing the financial reporting process and discussing with management and the Company’s independent registered public accounting firm the quarterly and annual financial statements that the Company files with the SEC; overseeing the Company’s financial and accounting controls and compliance with legal and regulatory requirements; reviewing and overseeing the Company’s policies on risk assessment and risk management, including reviewing the Company’s cybersecurity and other information technology risks, controls and procedures, including the Company’s plans to mitigate cybersecurity risks and to respond to data breaches; reviewing related person transactions; and establishing procedures for the confidential anonymous submission of concerns regarding questionable accounting, internal controls or auditing matters. In addition, our audit committee may form subcommittees, and may delegate power and authority to such subcommittees, for any purpose that the audit committee deems appropriate unless such delegation is required by law, regulation or the NYSE to be exercised by the audit committee as a whole.
Our audit committee conducts an annual performance evaluation and periodically reviews the adequacy of its charter. The written charter for the audit committee is available on the Investor Relations section of our website at investors.shapeways.com. The audit committee met eight times during the fiscal year ended December 31, 2022.
The audit committee plans to meet at least four times each year and may otherwise meet at such times and places as the committee determines. The agenda for each meeting is usually developed by the chair of the audit committee, in consultation with the Chief Executive Officer and Chief Financial Officer. The audit committee meets regularly in executive session.
Compensation and Human Capital Committee
Our compensation and human capital committee consists of Ms. Campbell, Mr. Batra, Mr. Galema, and Mr. Wolfe, with Ms. Campbell serving as chair. The Board has affirmatively determined that each member qualifies as independent under NYSE rules and is a “non-employee director” as defined in Rule 16b-3 of the Exchange Act.
Our compensation and human capital committee is responsible for, among other things: establishing, and evaluating performance against, the corporate performance goals and objectives relevant to the compensation of the Company’s Chief Executive Officer, and reviewing and approving the compensation of the Company’s Chief Executive Officer, provided that the Chief Executive Officer may not be present during voting or deliberations on his or her compensation; in consultation with the Chief Executive Officer, establishing, and evaluating performance against, the corporate performance goals and objectives relevant to the compensation of the executive officers other than the Company’s Chief Executive Officer, and reviewing and approving all compensation to be paid or awarded to all other executive officers and other employees that report directly to the Chief Executive Officer; overseeing the Company’s overall compensation structure and material benefit plans; reviewing and making recommendations to the Board regarding the Company’s compensation and benefit plans and equity incentive plans; making recommendations to the Board regarding the compensation of the Company’s non-employee directors; determining stock ownership guidelines for independent directors and executive officers of the Company and monitoring compliance with such guidelines; and retaining and overseeing any compensation consultants. Our compensation and human capital committee also regularly reviews and provides guidance to management with regard to the Company’s policies and strategies relating to talent management and development, including but not limited to those regarding talent acquisition, retention, talent development, succession planning, career progression, culture, diversity, belonging and inclusion; oversees the overall performance evaluation of the Chief Executive Officer; and provides input to the nominating and corporate governance committee on management succession, including potential development plans and retention strategies. Our compensation and human capital committee may delegate routine administration of compensation and benefit plans to an administrative committee consisting of Company officers or other employees. In addition, our compensation and human capital committee may form subcommittees, and may delegate power and authority to such subcommittees, for any purpose that the compensation and human capital committee deems appropriate unless such delegation is required by law, regulation or the NYSE to be exercised by the compensation and human capital committee as a whole.

Our compensation and human capital committee conducts an annual performance evaluation and periodically reviews the adequacy of its charter. The written charter for the compensation and human capital committee is available on the Investor Relations section of our website at investors.shapeways.com. The compensation and human capital committee met four times during the fiscal year ended December 31, 2022.

The compensation and human capital committee plans to meet at least four times each year and may otherwise meet at such times and places as the committee determines. The agenda for each meeting is usually developed by the chair of the compensation and human capital committee, in consultation with the Chief Executive Officer and Chief Financial Officer. The compensation and human capital committee meets regularly in executive session.
However, from time to time, various members of management and other employees as well as outside advisors or consultants may be invited by the compensation and human capital committee to make presentations, provide financial or other background information or advice or otherwise participate in compensation and human capital committee meetings. The Chief Executive Officer may not be present during voting or deliberations of the compensation and human capital committee regarding his or her compensation. The charter of the compensation and human capital committee grants the committee full access to all books, records, facilities and personnel of the Company. In addition, the compensation and human capital committee has the authority, in its sole discretion, to retain or obtain the advice of compensation consultants, independent legal counsel, or other advisors of its choosing, and the Company must provide for appropriate funding for payment of reasonable fees to any such advisor retained by the committee. The compensation and human capital committee has direct responsibility for the appointment, compensation, termination and oversight of the work of any such advisors engaged for the purpose of advising the committee. Under its charter, except as otherwise permitted by applicable rules or regulations, the compensation and human capital committee may select, or receive advice from, a compensation consultant, legal counsel or other adviser to the compensation and human capital committee, other than in-house legal counsel and certain other types of advisers, only after taking into consideration six factors, prescribed by the SEC and NYSE, that bear upon the adviser’s independence; however, there is no requirement that any adviser be independent.
During the fiscal year ended December 31, 2022, the compensation and human capital committee engaged the services of Compensia, a national compensation consulting firm, to advise the compensation and human capital committee regarding the amount and types of compensation provided to our executive officers and non-employee directors. Compensia reports directly to the compensation and human capital committee. Compensia does not provide any services to the Company other than the services provided to the compensation and human capital committee. The compensation and human capital committee has assessed the independence of Compensia pursuant to SEC and NYSE rules and concluded that no conflict of interest exists that would prevent Compensia from independently representing the compensation and human capital committee.
Nominating and Corporate Governance Committee

Our nominating and corporate governance committee consists of Mr. Kearny, Ms. Campbell, and Mr. Jones, with Mr. Kearny serving as chair. The Company has affirmatively determined that each member qualifies as independent under NYSE rules. Upon the conclusion of the 2023 Annual Meeting, Mr. Jones will no longer serve as a member of our Board.
Our nominating and corporate governance committee is responsible for, among other things: identifying individuals qualified to become members of the Board and members of the Board’s committees, consistent with criteria approved by the Board; overseeing succession planning for the Company’s Chief Executive Officer and other executive officers; periodically reviewing the Board’s leadership structure and recommending any proposed changes to the Board; leading the periodic performance review of the Board, its committees and management; developing, evaluating and recommending to the Board a set of corporate governance guidelines applicable to the Company; and periodically reviewing and assessing policies, practices, risk assessments and risk management regarding corporate social responsibility and sustainability performance, including environmental, social and governance matters. In addition, our nominating and corporate governance committee may form subcommittees, and may delegate power and authority to such subcommittees, for any purpose that the nominating and corporate governance committee deems appropriate unless such delegation is required by law, regulation or the NYSE to be exercised by the nominating and corporate governance committee as a whole.

Our nominating and corporate governance committee periodically conducts a performance evaluation and reviews the adequacy of its charter. The written charter for the nominating and corporate governance committee is available on the Investor Relations section of our website at investors.shapeways.com. Our nominating and corporate governance committee met four times during the fiscal year ended December 31, 2022.
The nominating and corporate governance committee plans to meet at least four times each year and may otherwise meet at such times and places as the committee determines. The agenda for each meeting is usually developed by the chair of the nominating and corporate governance committee, in consultation with the Chief Executive Officer and Chief Financial Officer. The nominating and corporate governance committee meets regularly in executive session.

Considerations in Identifying and Evaluating Director Nominees

The nominating and corporate governance committee uses a variety of methods to identify and evaluate director nominees that will complement the skills of other Board members and strengthen the Board, and may also engage, if it deems it appropriate, a professional search firm. To be considered for board membership, all director nominees should demonstrate strong business acumen and a comprehensive understanding of relevant financial concepts and be committed to representing the long-term interests of our stockholders. The directors we seek must exhibit a commitment of both time and active attention to fulfill their fiduciary obligations. Generally, this means that directors should ensure that they have the time to prepare for meetings; attend board and committee meetings and the annual meeting of stockholders; consult with management as needed; and address any business issues as they arise. We also expect our directors to stay informed about other issues that are relevant to the Company. The Company encourages directors to participate in continuing education programs focused on the Company’s business and industry and legal and ethical responsibilities of board members, and reimburses directors for reasonable expenses incurred in connection with such education programs.
The nominating and corporate governance committee’s evaluation of nominees takes into account the ability of nominees to contribute to the diversity and professional experience represented on the Board and balances these and other considerations when regularly assessing the composition of the Board to ensure alignment with the Company's strategic direction.
The nominating and corporate governance committee periodically reviews the composition and size of the Board and determines the criteria for Board membership. The nominating and corporate governance committee also oversees a Board evaluation process, including conducting periodic evaluations of the performance of the Board as a whole and the qualifications and performance of Board members eligible for reelection. Individual qualifications and skills that the nominating and corporate governance committee and the Board considered in connection with the nomination and appointment of our current directors are included in the director biographies above, and the section below details some of the key expertise and attributes represented on the Board in aggregate.
Board attributes
The chart below shows, for each listed attribute, the number of directors determined to possess such attribute. Determinations were made by the nominating and corporate governance committee, based on each director's reported professional experience, credentials, self-reported diversity characteristics and other considerations.

Stockholder Recommendations for Nominations to the Board
Our nominating and corporate governance committee will consider director candidates recommended by stockholders and evaluate them using the same criteria as candidates identified by our Board or our nominating and corporate governance committee for consideration. If a stockholder of the Company wishes to recommend a director candidate for consideration by our nominating and corporate governance committee, the stockholder recommendation should be delivered to the Corporate Secretary of the Company at the principal executive offices of the Company, and must include information regarding the candidate and the stockholder making the recommendation, as discussed in the Company’s bylaws. Subject to advance notice provisions contained in our bylaws, a stockholder may propose the nomination of someone for election as a director at our annual meeting of stockholders by timely written notice to our Secretary. See “Questions and Answers About This Proxy Material and Voting—When are stockholder proposals due for next year’s Annual Meeting?” above for more information.
COMPENSATION AND HUMAN CAPITAL COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Mr. Recchi, our Chief Financial Officer, served as a member of our compensation and human capital committee during the fiscal year ended December 31, 2022. Mr. Recchi resigned from such committee immediately prior to becoming our Chief Financial Officer in October 2022. None of the Company’s executive officers serves as a member of the board of directors or compensation committee (or other committee performing equivalent functions) of any entity that has one or more executive officers serving on the Board or compensation and human capital committee.
CORPORATE GOVERNANCE GUIDELINES
We have Corporate Governance Guidelines to provide a framework within which the Board may conduct its oversight of the Company’s business and affairs. The Corporate Governance Guidelines are available on the Investor Relations section of our website at investors.shapeways.com. The following sections in this proxy statement provide a summary of certain of the key provisions of our Corporate Governance Guidelines.
STOCK OWNERSHIP GUIDELINES
The Board has adopted stock ownership guidelines for our executive officers and the non-employee members of our Board, which include guidelines set forth in our Executive Officer and Non-Employee Director Stock Ownership Guidelines. These ownership guidelines are intended to align the long term interests of our executive officers and non-employee directors with those of our stockholders through a required level of stock ownership, and to demonstrate Shapeways’ commitment to sound corporate governance practices.
These ownership guidelines apply to all executive officers of the Company (as defined for purposes of Section 16 of the Exchange Act) and all non-employee directors.
Covered individuals are expected to own Shapeways shares and share equivalents with the following value:
•3.0x annual base salary for the CEO;
•1.0x annual base salary for executive officers other than the CEO; and
•3.0x annual cash retainer (for Board service) for non-employee directors. For avoidance of doubt, this excludes any additional retainer for committee service or for service as lead independent director or Chairman of the Board. This requirement shall be based on the cash retainer payable to such directors irrespective of their acceptance of any such payment.
Covered individuals will have three years from the effective date of the guidelines or, if later, from commencement of service as an executive officer or non-employee director to achieve compliance. Thereafter, compliance will be assessed once a year on January 31. All covered individuals are either in compliance or have additional time to achieve compliance.
The value of shares and share equivalents will be determined using the thirty-day trading average of our closing stock price prior to the applicable measurement date.
BOARD LEADERSHIP STRUCTURE
Our Corporate Governance Guidelines provide that the Board may separate or combine the roles of the Chairman of the Board and Chief Executive Officer when and if it deems it advisable and in the best interests of the Company and its stockholders to do so. Our Corporate Governance Guidelines provide that if the Chairman of the Board is not an independent director, the Board will appoint an independent director as “Lead Independent Director” to facilitate communication between management, the independent directors and the Chairman of the Board, and the role of such Lead Independent Director shall be to actively participate in setting agendas for Board meetings, preside at executive sessions of the Board and perform such other duties as specified by the Board.
Currently, the roles of Chairman of the Board and Chief Executive Officer are separate, a structure that our Board believes reinforces the independence of our Board of Directors from management, creates an environment that encourages objective oversight of management’s performance and enhances the effectiveness of our Board of Directors as a whole. The Board of Directors will continue to periodically review our leadership structure and may make such changes in the future as it deems appropriate.
ROLE OF THE BOARD IN RISK OVERSIGHT
Our Corporate Governance Guidelines provide that our Board, as a whole and through its standing committees, has responsibility for the oversight of the Company’s risk management. Our Board and committees discharge this duty by receiving management presentations, including risk assessments, from all functional areas of our company, and discussing these assessments with management.
Our audit committee discusses with management and our independent auditors the management of risks associated with the Company’s internal accounting and financial controls. Our audit committee also assesses the Company’s guidelines and policies with respect to risk assessment and risk management, including but not limited to, reviewing, assessing and monitoring compliance with the Company’s investment policy and debt agreements. Such oversight also includes reviewing the Company’s cybersecurity and other information technology risks, controls and procedures, including the Company’s plans to mitigate cybersecurity risks and to respond to data breaches.
Our compensation and human capital committee oversees risks related to our compensation policies and programs, including an annual review of the Company’s risk management processes related to its compensation programs, including to determine whether any such program encourages undue or inappropriate risk-taking by Company personnel that is reasonably likely to have a material adverse effect on the Company. Our nominating and corporate governance committee oversees the management of risks associated with director independence, conflicts of interest, composition and organization of our Board, and director succession planning, as well as risks relating to corporate social responsibility and sustainability performance, including environmental, social and governance matters.
STOCKHOLDER COMMUNICATIONS WITH OUR BOARD
Stockholders and any interested party may communicate directly with the independent directors either by writing to the Board, a Board committee, or an individual director at the Company’s principal executive offices or by emailing directors@shapeways.com. Management receives all letters and emails sent and forwards proper communications to the Board, a Board committee, or an individual director, who facilitates an appropriate response. Management generally will not forward communications that are primarily solicitations for products or services, matters of a personal nature that are not relevant for stockholders, matters that are of a type that render them improper or irrelevant to the functioning of the Board, or requests for general information about the Company. Please note that the foregoing communication procedure does not apply to (i) stockholder proposals pursuant to Exchange Act Rule 14a-8 and communications made in connection with such proposals or (ii) service of process or any other notice in a legal proceeding.
MEETINGS OF THE BOARD

Our board of directors met five times during the fiscal year ended December 31, 2022. Each member of our Board attended 75% or more of the aggregate of the meetings of our Board and of the committees on which he or she served during 2022, held during the period for which such member was a director or committee member. Members of our Board and its committees also consulted informally with management from time to time and acted at various times by written consent without a meeting during 2022. While we do not have a formal policy regarding attendance by members of our Board at our annual meetings of stockholders, all directors are encouraged to attend. Three members of our Board attended our 2022 annual meeting of stockholders.
CODE OF CONDUCT
We have a Code of Conduct that applies to all of our executive officers, directors and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller or persons performing similar functions. The Code of Conduct is available on the Investor Relations section of our website at investors.shapeways.com. We intend to make any legally required disclosures regarding amendments to, or waivers of, provisions of the Code of Conduct on our website rather than by filing a Current Report on Form 8-K.
TRANSACTIONS IN THE COMPANY’S SECURITIES
We have an Insider Trading Policy that prohibits directors, officers and employees from engaging in hedging or similar transactions designed to decrease the risks associated with holding Company securities. Stock options, restricted stock units, restricted stock, stock appreciation rights and other securities issued pursuant to the Company’s benefit plans or other compensatory arrangements with the Company are not subject to this prohibition. In addition, individuals subject to the Insider Trading Policy may not pledge Company securities as collateral for loans without the approval of a compliance officer as defined under the Insider Trading Policy.
HUMAN CAPITAL
At Shapeways, we hold ourselves accountable for upholding our corporate responsibility and sustainability practices. Our values govern our internal and external relationships. They set the foundation for what we stand for and the behaviors we promote. And in an ever-changing world, our values remain the moral compass guiding our decision making.
•ONE TEAM: Together We Go Far
•INNOVATE: Fail Fast, Learn Faster
•THINK CRITICALLY: Be Inquisitive
•DRIVE RESULTS: Move the Needle
•BE PASSIONATE: Believe in the Mission
Workforce Demographics
As of December 31, 2022, we had 207 total employees, of which 191 were full time employees and 16 were part time employees. We also regularly use independent contractors and other temporary employees to supplement our regular staff. We believe that our future success will depend partly on our continued ability to attract, hire and retain qualified, diverse and inclusive personnel.
We are an equal opportunity employer, and we believe that having a diverse workforce drives innovation and resilience. Gender and ethnic diversity, inclusion, and performance go hand in hand. Our workforce is comprised of engineers, technicians, salespeople, and business professionals, of which 30% were ethnically diverse as of December 31, 2022. Additionally, as of December 31, 2022, women comprised 27% of our workforce, and .5% identified as non-binary.
The success of our business is fundamentally connected to our employees and their well-being. We are committed to the health, safety, and wellness of our employees around the globe. We provide our employees with a wide range of benefits, including benefits directed to their health, safety, and long-term financial security. In response to the COVID-19 pandemic, we implemented significant changes that we determined were in the best interest of our employees, as well as the communities in which we operate, and which comply with government regulations. This includes allowing our employees to work remotely as appropriate, while implementing significant safety measures designed to protect the health of anyone entering our facilities.
Total Rewards
A competitive total rewards program is integral to our success, which depends considerably on our ability to attract and retain highly engaged employees in a dynamic and changing business environment.
We review base compensation for non-executive employees semiannually, and we review equity, benefits, and perquisites annually. To do so, we analyze many factors, including individual and corporate performance, managers’ feedback, and market data from third-party compensation surveys.
Diversity, Equity, and Inclusion ("DEI")
We believe it is important to foster a culture of belonging and acceptance, and to create a workplace environment free of bias. To do this we are dedicated to driving DEI efforts from committees composed of employees and management of all levels, which are focused on creating business case initiatives championing our diversity strategy. We also hold annual employee, Board, and contractor trainings on DEI matters.
Engagement
Having a highly engaged workforce is necessary for retaining talent and ensuring the continued success of our organization. To do so, we continually gather employee feedback both internally through employee lifecycle surveys (onboarding, satisfaction, pulse, and exit) and externally (Glassdoor). We analyze the data throughout the year to identify our strengths and weaknesses, patterns, and issues. Our goal is to focus on continuous improvement, whether by growing our areas of strength or improving where we are weakest.

Learning and Development
We invest in our employees through on-the-job training. We provide all employees with a membership to an online learning platform on their first day, where they have access to thousands of business, creative, and technology courses free of charge.
Semi-annually we request employees provide feedback on their career goals and aspirations. These surveys focus on employees’ current skills and knowledge, and identify skills gaps and areas of interest for further development. Our human resources team analyzes the responses and collects managers’ input to create individual development plans for every employee.
Product Responsibility
We strive to foster a community and marketplace where our customers can convert their ideas into reality. However, that range of expression has its limits. For example, there have been news reports that 3D printers were used to print guns or other weapons. While we implement a weapons and content policy, we have little, if any, control over what objects our customers print using our offerings, and it may be difficult, if not impossible, for us to monitor and prevent customers from printing weapons with our services. While we are not aware of our platform being used to print guns or other weapons, there can be no assurance that we will not be held liable if someone were injured or killed by a weapon or other dangerous object containing a component part or parts manufactured for a customer using one of our offerings.
Employees throughout the sales and production process are trained to identify and reject problematic models. Our manufacturing partners are also required to comply with this policy and inform Shapeways of any non-complying products.
Workplace Safety
We are committed to creating a safe, secure, and healthy work environment for our employees. Our focus is on reducing significant safety risks and driving a strong safety culture through communication, awareness, and visible leadership. To assist in achieving this commitment, we provide safety trainings and necessary personal protective equipment at all facilities. We monitor injury and illness health and safety metrics across our organization to continually evaluate our safety programs to meet the needs of our teams.
ENVIRONMENTAL
By its nature, one of the benefits of 3D printing or additive manufacturing is that the process uses only the material needed to produce the final part, and as a result there is substantially less production waste than with traditional manufacturing and provides a more sustainable manufacturing option for our customers. Beyond this, we have introduced several materials offerings that are plant-based and have high recycling rates within our manufacturing process.
Additionally, we strive to maximize recycling in our facilities. We recycle metal, plastic, and paper, and the minimal hazardous waste streams are handled by reputable third party providers.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth certain information with respect to the beneficial ownership of our common stock as of April 10, 2023 for:
•each stockholder known by us to be the beneficial owner of more than 5% of our outstanding shares of common stock;
•each of our directors and director nominees;
•each of our named executive officers; and
•all of our directors and executive officers as a group.
Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Except as noted by footnote, and subject to community property laws where applicable, the persons named in the table below have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them. The table below is based upon information supplied by officers, directors and principal stockholders and Schedules 13G and 13D filed with the SEC.
We have based our calculation of the percentage of beneficial ownership on 49,607,806 shares of our common stock outstanding as of April 10, 2023. For purposes of the table below, we deem shares of common stock subject to options that are currently exercisable or exercisable within sixty (60) days of April 10, 2023 and common stock subject to restricted stock unit awards that will vest within sixty (60) days of April 10, 2023 to be outstanding and to be beneficially owned by the person holding the options or restricted stock unit award for the purpose of computing the percentage ownership of that person, but we do not treat them as outstanding for the purpose of computing the percentage ownership of any other person.
Unless otherwise indicated, the address of each current executive officer and director of the Company is 12163 Globe St., Livonia, MI 48150.

	Shares Beneficially Owned
Name of Beneficial Owner	Shares	Percentage
Named Executive Officers and Directors:
Greg Kress(1)	2,646,655	5.1%
Alberto Recchi(2)	951,531	1.9%
Joseph Andrew Nied(3)	113,382	*
Jennifer Walsh(4)	906,642	1.8%
Leslie Campbell(5)	100,108	*
Raj Batra	—	—
Robert Jan Galema(6)	3,540,213	7.1%
Christine Gorjanc	—	—
Patrick S. Jones(7)	63,108	*
Ryan Kearny(8)	50,108	*
Josh Wolfe(9)	7,165,301	14.4%
All executive officers and directors as a group (10 individuals)	14,630,406	28.2%
5% Stockholders:
Andreessen Horowitz(10)	5,304,463	10.7%
Lux Capital(11)	7,134,051	14.4%
Stichting Depositary INKEF Investment Fund(12)	3,508,963	7.1%
Union Square Ventures 2008, L.P.(13)	6,107,670	12.3%
*Less than one percent
(1)Consists of (i) 228,005 shares of common stock, (ii) 2,357,866 shares subject to options, which are fully vested and exercisable within 60 days of April 10, 2023 and (iii) 60,784 shares underlying restricted stock unit awards which are fully vested as of April 10, 2023.
(2)Consists of (i) 653,123 shares of common stock and (ii) 298,408 warrants exercisable for shares of common stock held by Alberto Recchi through an entity he controls, Ampla Capital LLC. The address for Ampla Capital LLC is 1049 Park Ave. 14A, New York, NY 10028.
(3)Consists of (i) 5,000 shares of common stock and (ii) 108,382 shares of underlying restricted stock unit awards which may vest within 60 days of April 10, 2023.

(4)Consists of (i) 126,717 shares of common stock, (ii) 743,454 shares subject to options, which are fully vested and exercisable within 60 days of April 10, 2023 and (iii) 36,471 shares underlying restricted stock unit awards which are fully vested as of April 10, 2023. Ms. Walsh departed from the Company on December 31, 2022. Her common stock holdings are reported as of that date and to the best of the Company’s knowledge.
(5)Consists of (i) 68,858 shares of common stock and (ii) 31,250 shares underlying restricted stock unit awards which may vest within 60 days of April 10, 2023.
(6)Consists of (i) 31,250 shares underlying restricted stock unit awards which may vest within 60 days of April 10, 2023 and (ii) the shares referenced in footnote 12.
(7)Consists of (i) 31,858 shares of common stock and (ii) 31,250 shares underlying restricted stock unit awards which may vest within 60 days of April 10, 2023.
(8)Consists of (i) 18,858 shares of common stock and (ii) 31,250 shares underlying restricted stock unit awards which may vest within 60 days of April 10, 2023.
(9)Consists of (i) 31,250 shares underlying restricted stock unit awards which may vest within 60 days of April 10, 2023 and (ii) the shares referenced in footnote 11.
(10)Consists of (i) 4,889,040 shares received by Andreessen Horowitz Fund III, L.P., for itself and as nominee for Andreessen Horowitz Fund III-A, L.P., Andreessen Horowitz Fund III-B, L.P. and Andreessen Horowitz Fund III-Q, L.P. (collectively the “AH Fund III Entities”), in the Business Combination as an equityholder of Legacy Shapeways, of which 488,904 shares are subject to vesting and forfeiture conditions based upon the volume-weighted average trading price of common stock reaching targets of $14.00 and $16.00, respectively (with 50% released at each target) for a period of 30 consecutive trading days during the three-year period after September 29, 2021 (the “Earnout Terms”), (ii) 100,000 shares purchased by the AH Fund III Entities pursuant to subscription agreements entered into in connection with the Business Combination and (iii) 315,423 shares held by AH Parallel Fund III, L.P., of which 31,542 shares are subject to the Earnout Terms, for itself and as a nominee for AH Parallel Fund III-A, L.P., AH Parallel Fund III-B, L.P. and AH Parallel Fund III-Q, L.P (collectively, the “AH Parallel Fund III Entities”). AH Equity Partners III, L.L.C., the general partner of Andreessen Horowitz Fund III, L.P., may be deemed to have sole voting and dispositive power over the shares held by Andreessen Horowitz Fund III, L.P. AH Equity Partners III (Parallel), L.L.C., the general partner of AH Parallel Fund III, L.P., may be deemed to have sole voting and dispositive power over the shares held by AH Parallel Fund III, L.P. The managing members of each of AH Equity Partners III, L.L.C. and AH Equity Partners III (Parallel), L.L.C. are Marc Andreessen and Ben Horowitz, and each of them may be deemed to hold shared voting and dispositive power over the shares held by the AH Fund III Entities and the AH Parallel Fund III Entities. The address for the entities set forth herein is 2865 Sand Hill Road, Suite 101, Menlo Park, CA 94025.
(11)Consists of (i) 3,811,111 shares held by Lux Ventures III, L.P., of which 381,111 shares are subject to the Earnout Terms, (ii) 2,848,460 shares held by Lux Co-Invest Opportunities, L.P., of which 284,846 shares are subject to the Earnout Terms, (iii) 172,666 shares held by Lux Ventures Cayman III, L.P., of which 17,266 shares are subject to the Earnout Terms, (iv) 1,814 shares held by Lux Ventures III Special Founders Fund, L.P., of which 181 shares are subject to the Earnout Terms, and (v) 300,000 shares of common stock purchased by Lux Co-Invest Opportunities, L.P. pursuant to subscription agreements entered into in connection with the Business Combination. Lux Co-Invest Partners, LLC is the general partner of Lux Co-Invest Opportunities, L.P. and exercises voting and dispositive power over the shares noted herein held by Lux Co-Invest Opportunities, L.P. Lux Venture Partners III, LLC is the general partner of Lux Ventures III, LP and of Lux Ventures III Special Founders Fund, L.P. Lux Ventures Cayman III General Partner Limited is the general partner of Lux Ventures Cayman III, L.P. and exercises voting and dispositive power over the shares noted herein held by Lux Ventures Cayman III, L.P. Peter Hebert and Mr. Wolfe are the individual managing members of Lux Venture Partners III, LLC, Lux Co-Invest Partners, LLC and Lux Ventures Cayman III General Partner Limited. The individual managers, as the sole managers of Lux Venture Partners III, LLC, Lux Co-Invest Partners, LLC and Lux Ventures Cayman III General Partner Limited, may be deemed to share voting and dispositive power for the shares noted herein held by Lux Ventures III, L.P., Lux Co-Invest Opportunities, L.P., Lux Ventures Cayman III, L.P. and Lux Ventures III Special Founders Fund, L.P. Each of Lux Venture Partners III, LLC, Lux Co-Invest Partners, LLC and Lux Ventures Cayman III General Partner Limited, and the individual managers separately disclaim beneficial ownership over the shares noted herein except to the extent of their pecuniary interest therein. The address for these entities and individuals is c/o Lux Capital Management, 920 Broadway, 11th Floor, New York, NY 10010.
(12)Consists of (i) 3,258,963 shares held by Stichting Depositary INKEF Investment Fund, of which 325,896 shares are subject to the Earnout Terms and (ii) 250,000 shares of common stock purchased by Stitchting Depositary INKEF Investment Funds pursuant to subscription agreements entered into in connection with the Business Combination. Mr. Galema, Roel Bulthuis, Corne Jansen and Wolfgang Noldeke together exercise voting and investment control over shares held by Stichting Depositary INKEF Investment Fund. The address for these funds is Gustav Mahlerplein 104, 22nd Floor, 1082 MA, Amsterdam, the Netherlands.
(13)Consists of (i) 5,807,670 shares held by Union Square Ventures 2008, L.P., of which 580,767 shares are subject to the Earnout Terms and (ii) 300,000 shares purchased by Union Square Ventures 2008, L.P. pursuant to subscription agreements entered into in connection with the Business Combination. Union Square GP 2008, LLC is the General Partner of Union Square Ventures 2008, LP and has sole voting and investment power with regards to the shares held directly by Union Square Ventures 2008, L.P. Fred Wilson, Brad Burnham and Albert Wenger are the managing members of Union Square GP 2008, LLC and, therefore, share voting and investment power with regard to the shares held directly by union Square Ventures 2008, LP. The address for these entities is 817 Broadway, 14th Floor, New York, NY 10003.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
POLICIES AND PROCEDURES FOR RELATED PARTY TRANSACTIONS
We have a written related person transaction policy that sets forth the following policies and procedures for the review and approval or ratification of related person transactions.
A “related person transaction” is a transaction, arrangement or relationship in which the Company or any of its subsidiaries was, is or will be a participant, the amount of which involved exceeds $120,000, and in which any related person had, has or will have a direct or indirect material interest. A “related person” means:
•any person who is, or at any time during the applicable period was, one of the Company’s executive officers or one of the Company’s directors;
•any person who is known by the Company to be the beneficial owner of more than 5% of the Company’s voting shares;
•any immediate family member of any of the foregoing persons, which means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother- in-law or sister-in-law of a director, executive officer or a beneficial owner of more than 5% of the Company’s voting shares, and any person (other than a tenant or employee) sharing the household of such director, executive officer or beneficial owner of more than 5% of the Company’s voting shares; and
•any firm, corporation or other entity in which any of the foregoing persons is a partner or principal, or in a similar position, or in which such person has a 10% or greater beneficial ownership interest.
We have implemented policies and procedures designed to minimize potential conflicts of interest arising from any dealings we may have with our affiliates and to provide appropriate procedures for the disclosure of any real or potential conflicts of interest that may exist from time to time. Specifically, the audit committee has the responsibility to review related party transactions, pursuant to its charter.
RELATED PARTY TRANSACTIONS
In addition to the compensation arrangements, including employment, termination of employment, and change in control arrangements, discussed elsewhere in this proxy statement, the following is a description of each transaction since January 1, 2021 and each currently proposed transaction in which:
•Shapeways has been or is to be a participant;
•the amount involved exceeded or exceeds the lesser of (a) $120,000 or (b) one percent of the average of Shapeways’ total assets at year-end for the fiscal years ended December 31, 2022 and 2021; and
•any of Shapeways’ directors, executive officers or holders of more than 5% of its capital stock, or any immediate family member of, or person sharing the household with, any of these individuals, had or will have a direct or indirect material interest.
Promissory Note to former Chief Executive Officer
On or around August 2012, Legacy Shapeways entered into a promissory note (the “Weijmarshausen Promissory Note”) with its then-chief executive officer, Peter Weijmarshausen, bearing interest equal to the greater of (a) 0.88% per annum or (b) the mid-term Applicable Federal Rate under Section 1274(d) of the Internal Revenue Code in effect during the time the note is outstanding, pursuant to which Legacy Shapeways loaned Mr. Weijmarshausen $175,000, which amount would become due and payable, together with interest accrued thereunder, on the earlier of August 2017 or the consummation of a “Liquidation Event” as defined in Legacy Shapeways’ Restated Certificate of Incorporation. On August 25, 2017, Legacy Shapeways and Mr. Weijmarshausen amended the terms of the Weijmarshausen Promissory Note to extend the maturity date to August 10, 2020. On July 28, 2020, Legacy Shapeways and Mr. Weijmarshausen again amended the terms of the Weijmarshausen Promissory Note to extend the maturity date to August 10, 2021, and on or around August 10, 2020, Mr. Weijmarshausen paid $50,000 to Legacy Shapeways in respect of outstanding interest and principal under the Weijmarshausen Promissory Note. On September 1, 2021, Legacy Shapeways and Mr. Weijmarshausen entered into an agreement pursuant to which Mr. Weijmarshausen forfeited 23,184 shares of Legacy Shapeways common stock to

Legacy Shapeways in full satisfaction of all outstanding interest and principal due under the Weijmarshausen Promissory Note. Mr. Weijmarshausen has no further obligations under the Weijmarshausen Promissory Note.
Sales of Convertible Promissory Notes
In June 2019, Legacy Shapeways sold convertible promissory notes having an aggregate principal amount of $5 million. In December 2020, Legacy Shapeways entered into an amendment which extended the maturity date of the convertible promissory notes to June 19, 2021. Immediately prior to the Closing, each convertible promissory note was converted into shares of Legacy Shapeways’ Series E Preferred Stock, par value $0.0001 (the “Series E Preferred Stock”), as shown in the following table:

Legacy Shapeways Stockholder	Principal Balance of Convertible Promissory Notes	Converted Series E Preferred Shares
Union Square Ventures 2008, L.P.	$1,666,667	565,425
Lux Co-Invest Opportunities, L.P.	$1,666,667	565,425
Stichting Depositary INKEF Investment Fund	$1,666,667	565,425
Each share of Legacy Shapeways’ Series E Preferred Stock converted automatically into one share of Legacy Shapeways common stock immediately prior to the Closing. At the Closing, holders of Legacy Shapeways capital stock received a number of shares of Shapeways’ common stock equal to the total consideration received by holders of shares of Shapeways common stock and preferred stock in connection with the Closing.
INDEMNIFICATION AGREEMENTS
We have entered into indemnification agreements with each of our executive officers, directors and certain key employees and purchased directors’ and officers’ liability insurance. The indemnification agreements, our Certificate of Incorporation and our Bylaws require Shapeways to indemnify its directors and officers to the fullest extent permitted under Delaware law. Our Certificate of Incorporation and our Bylaws also provide the Board with discretion to indemnify officers and employees when determined appropriate. In addition, the indemnification agreements provide that, to the fullest extent permitted by Delaware law, Shapeways will advance all expenses incurred by its directors, executive officers, and other key employees in connection with a legal proceeding involving his or her status as a director, executive officer or key employee.
FOUNDERS REGISTRATION RIGHTS AGREEMENT
In connection with the Closing, that certain Registration Rights Agreement of Galileo, dated October 17, 2019, by and among Galileo, the Sponsor and EBC was amended by that certain First Amendment to Registration Rights Agreement (as amended, the “Founders Registration Rights Agreement”). The amendment to the Founders Registration Rights Agreement reflected that the registration rights of the Sponsor and EBC thereunder will be pari passu with the registration rights provided to certain securityholders of Shapeways under the Shapeways Registration Rights Agreement (as defined below).
SHAPEWAYS REGISTRATION RIGHTS AGREEMENT
In connection with the Business Combination, entities affiliated with Lux Capital entered into a registration rights agreement (the “Shapeways Registration Rights Agreement”) to provide such securityholders with registration rights that are on terms substantially similar in all material respects to, and pari passu with, the registration rights set forth in the Founders Registration Rights Agreement.
SHARE ESCROW AGREEMENT AMENDMENT
On October 17, 2019, Galileo, Sponsor and the escrow agent entered into a share escrow agreement (the “Share Escrow Agreement”) pursuant to which shares held by the Sponsor were placed into an escrow account. In connection with the Business Combination, Galileo’s shareholders approved an amendment to the Share Escrow Agreement, pursuant to which the Sponsor agreed, subject to certain exceptions, not to effect any direct or indirect sale, transfer or other disposition with respect to any shares of common stock issued to the Sponsor in the Merger for a period commencing on the Closing and ending on the earlier of (x) 180 days after the date of the Closing, and (y) the date after the Closing on which the Company consummates a liquidation, merger, share exchange or other similar transaction with an unaffiliated third party. The amendment to the Share Escrow Agreement was effected to match the lock-up period thereunder with the lock-up period reflected in the lock-up agreements with certain stockholders of Shapeways entered into in connection with the Business Combination.

EXECUTIVE COMPENSATION
SUMMARY COMPENSATION TABLE FOR FISCAL YEAR 2022
The following table sets forth information concerning the compensation of our named executive officers for the fiscal years ended December 31, 2022 and December 31, 2021.

	Year	Salary ($)(1)	Bonus ($)	Stock Awards ($) (2)(3)	Option Awards ($)(4)	Non-Equity Incentive Compensation	All Other Compensation ($)(5)	Total ($)
Gregory Kress Chief Executive Officer	2022	$385,000	$207,904	$935,676	—	—	$11,000	$1,539,580
	2021	$359,021	$79,013	$1,046,949	—	—	$11,600	$1,496,583
Alberto Recchi (6) Chief Financial Officer	2022	$89,400	$26,813	$634,311	—	—	$45,450	$795,974
Joseph Andrew Nied (7) Chief Operating Officer	2022	$212,500	$63,750	$515,896	—	—	$7,400	$799,546
Jennifer Walsh Chief Financial Officer (Former) (8)	2022	$357,000	—	$621,820	—	—	$217,400	$1,196,220
	2021	$333,375	$51,188	$840,983	—	—	$11,600	$1,237,146
(1)    The amounts in this column represent the base salaries earned in fiscal years 2022 and 2021.
(2)    The amounts disclosed in this column for 2021 include the grant-date fair value for stock awards, consisting of both time-based restricted stock units (“Transaction Bonus RSUs”) and performance-based restricted stock units (“Earn-Out RSUs”) computed in accordance with ASC Topic 718. The Transaction Bonus RSUs vested within 30 days of the Closing and settled in shares of Common Stock of the Company within 74 days following the Closing. The value of the Earn-Out RSUs are based on the probable outcome of the performance condition to which such awards are subject, which was calculated using a Monte Carlo valuation model in accordance with FASB ASC Topic 718. Based on the foregoing, the grant date fair value is $1.15 per share for the Earn-Out RSUs granted to each of Mr. Kress and Ms. Walsh that are based on the relative price of the Company’s Common Stock. The grant date fair value of the Earn-Out RSUs, based upon the trading price of the Company’s Common Stock as of the grant date ($3.80), and assuming achievement at the maximum level of performance, is $308,949 for Mr. Kress, and $102,983 for Ms. Walsh. The assumptions used to calculate the grant-date fair value of the Earn-Out RSUs are set forth in Note 12, Stock-Based Compensation, of the Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K for fiscal 2021 filed with the SEC on March 31, 2022.
(3)    The amounts disclosed in this column for 2022 include the grant-date fair value for stock awards, consisting of both time-based restricted stock units and performance-based restricted stock units (“PSUs”) computed in accordance with the FASB’s ASC Topic 718. Based on the foregoing, the grant date fair value is $1.06 per share for the PSUs granted to each of Mr. Kress and Ms. Walsh. The value of the PSUs are based on the probable outcome of the performance conditions to which such awards are subject, which was calculated using a Monte Carlo valuation model in accordance with FASB ASC Topic 718. The grant date fair value of the PSUs, based upon the trading price of the Company’s Common Stock as of the grant date ($2.26), and assuming achievement at the maximum level of performance, is $824,240 for Mr. Kress, and $494,545 for Ms. Walsh. For Mr. Recchi, the value shown includes the grant date fair value of 31,250 restricted stock units that he received on June 8, 2022 in connection with his service as a director, which were subsequently forfeited in connection with his appointment as an executive officer. For Ms. Walsh, the value shown includes the incremental compensation cost associated with the acceleration of certain restricted stock units pursuant to the Walsh Separation Agreement, described below. The assumptions used to calculate the grant-date fair value of the time-based restricted stock units and PSUs are set forth in Note 13, Stock-Based Compensation, of the Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K for fiscal 2022 filed with the SEC on March 30, 2023.
(4)    For Ms. Walsh, the value shown includes the incremental compensation cost associated with the extension of the post-termination exercise period of her stock options pursuant to the Walsh Separation Agreement, as described below.
(5)    For 2022, the amounts in this column represent the following: (i) 401(k) plan employer contributions in the amount of $11,000 for Mr. Kress, $1,200 for Mr. Recchi, $7,400 for Mr. Nied and $12,200 for Ms. Walsh in respect of 2022 and 2021 and (ii) $44,250 in cash fees Mr. Recchi received in respect of his service as a director prior to being appointed an executive officer. In addition, pursuant to the Walsh Separation Agreement, described below, Ms. Walsh’s “all other compensation” includes severance payments paid or accrued in the amount of $178,750, paid and accrued vacation benefits in the amount of $13,750 and payments paid or accrued for the continuation of health insurance for up to 6 months of $12,700.
(6)    Mr. Recchi was appointed as an executive officer effective October 1, 2022.
(7)    Mr. Nied was appointed as an executive officer effective May 16, 2022.
(8)    Ms. Walsh ceased being an executive officer of the Company effective October 1, 2022.
NARRATIVE DISCLOSURE TO SUMMARY COMPENSATION TABLE
The Company has an executive compensation program in place that is consistent with its compensation policies and philosophies, which are designed to align compensation with business objectives and the creation of stockholder value, while also enabling the Company to attract, incentivize, reward and retain individuals who contribute to its long-term success. For fiscal years 2022 and 2021, the compensation program for Shapeways’ named executive officers consisted of base salary and incentive compensation, delivered in the form of cash bonus opportunities, time-based restricted stock unit awards, and performance-based restricted stock unit awards.

COO Appointment

Mr. Nied was appointed as the Company’s Chief Operating Officer effective May 16, 2022. In connection with his appointment, the Company entered into an offer letter with Mr. Nied (the “COO Offer Letter”). The terms of the COO Offer Letter are described further below.

CFO Transition

As previously disclosed, in September 2022, the Company announced that the Company and Ms. Walsh mutually agreed that she would depart her positions of chief financial officer and principal accounting officer at the Company.

In connection with this event, Ms. Walsh and the Company entered into a separation agreement (the “Walsh Separation Agreement”), which became effective on October 20, 2022. Pursuant to the Walsh Separation Agreement, Ms. Walsh’s employment with the Company in a non-executive officer capacity continued until December 31, 2022 (the “Walsh Separation Date”). In consideration for Ms. Walsh’s execution of the Walsh Separation Agreement and certain obligations as set forth therein, Ms. Walsh received (i) a lump sum cash payment of $178,750, less lawful deductions, (ii) subsidized health coverage for up to six months following the Walsh Separation Date, (iii) an acceleration of vesting of 36,471 of the 145,883 shares underlying restricted stock units granted to Ms. Walsh, and (iv) an extension of the post-termination exercise period of the 743,454 unexercised shares underlying fully vested stock options held by Ms. Walsh until the date that is twelve months after the Walsh Separation Date.

In connection with this event, the Company entered into an offer letter with Mr. Recchi (the “CFO Offer Letter”), pursuant to which Mr. Recchi became the Company’s Chief Financial Officer, effective October 1, 2022, while continuing to serve on the Board. Mr. Recchi received cash retainers for Board and committee service rendered by him prior to his appointment as the Chief Financial Officer. Pursuant to the terms of the CFO Offer Letter, Mr. Recchi agreed to forfeit an award of 31,250 restricted stock units that was previously granted to Mr. Recchi as compensation for his service as a non-employee director of the Board. The terms of the CFO Offer Letter are described further below.
EMPLOYMENT AGREEMENTS

Mr. Kress, Mr. Recchi and Mr. Nied (each, a “Key Executive”) have each entered into an employment agreement or offer letter with Shapeways (each, a “Key Executive Employment Agreement”). Mr. Kress reports to the Board and Mr. Recchi and Mr. Nied report to the Chief Executive Officer. The principal location of their services is in New York City.
Mr. Kress receives an annual base salary of $385,000, Mr. Recchi receives an annual base salary of $357,500 and Mr. Nied receives an annual base salary of $340,000. Each Key Executive’s annual base salary rate may be increased but not decreased, unless such decrease is made across the board to other senior executives of the Company. The compensation and human capital committee reviews the annual base salary rate of the Chief Executive Officer, and the compensation and human capital committee, with the assistance of the Chief Executive Officer, reviews the compensation of the Chief Financial Officer and the Chief Operating Officer at least annually, with the intent to establish compensation levels consistent with competitive market standards, taking into account the growth of the Company over time.
Pursuant to the terms of each Key Executive Employment Agreement, each Key Executive is eligible to participate in the Company’s annual incentive bonus plan, as in effect from time to time (the “Company Bonus Plan”). The annual target bonus opportunity under the Company Bonus Plan for Messrs. Kress, Recchi and Nied is 90%, 50% and 50%, respectively, of his annual base salary rate, with a maximum bonus opportunity for any fiscal year equal to 200% of his target opportunity.
The performance measures under the Company Bonus Plan are established by the compensation and human capital committee and, absent extraordinary circumstances, are communicated to the Key Executive in the first quarter of the fiscal year for which the bonus is measured. The performance measures and targets under the Bonus Plan are subject to adjustment by the compensation and human capital committee in case of extraordinary nonrecurring events, such as those described under relevant accounting rules, or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to shareholders for the applicable year, as a result of applicable tax law or accounting rule changes, or in the compensation and human capital committee’s discretion. Bonuses, if earned, will be payable in the fiscal year immediately following the fiscal year for which the bonus is earned, subject to the compensation and human capital committee’s determination of the achievement of the applicable performance measures. Payments for bonuses earned under the Company Bonus Plan will generally be subject to continued employment through the applicable payment date (except in case of certain qualifying terminations, described below).

The compensation and human capital committee of the Board reviews each Key Executive’s annual target and maximum bonus opportunities at least annually, with the intent to establish compensation levels consistent with competitive market standards, taking into account the performance of the Company over time. Pursuant to their employment agreement, the value of each Key Executive’s annual target and maximum bonus opportunities may be increased but not decreased, unless such decrease is made across the board to other senior executives of the Company.
Each Key Executive Employment Agreement provides that if the Company terminates the Key Executive’s employment without Cause or if the Key Executive terminates his employment for Good Reason, the Key Executive will be entitled to (i) six months of salary continuation at the Key Executive’s then-current base salary, (ii) a prorated portion of the actual bonus the Key Executive would have received under the Company Bonus Plan had his termination not occurred, (iii) any unpaid bonus that would have been payable under the Company Bonus Plan for any fiscal year preceding the fiscal year in which termination occurs had the Key Executive remained employed through the applicable payment date (the “Prior Year Bonus”), and (iv) should the Key Executive elect COBRA coverage, the Company will continue its contribution to the premium cost of the Key Executive’s coverage and that of his eligible dependents until the earlier of (x) the six -month anniversary of the Key Executive’s termination date and (y) the date the Key Executive begins new employment that offers group health coverage.
However, if the Key Executive’s termination occurs on or within 12 months following a consummation of a Change in Control (as generally defined in the Company’s 2021 Equity Incentive Plan (the “2021 Plan”)), then in lieu of the payments described above, the Key Executive will be entitled to (i) a lump sum cash payment equal to 12 months of base salary at the Key Executive’s then-current base salary rate, (ii) a prorated portion of the Key Executive’s target bonus, (iii) the Prior Year Bonus, (iv) 12 months of COBRA contributions as described above and (v) immediate vesting in full of all service-vesting conditions of all of the Key Executive’s then outstanding equity or equity-based incentive awards, it being understood that any such outstanding awards that are also subject to satisfaction of performance-vesting conditions will remain outstanding and will continue to be eligible to vest subject to the satisfaction of such conditions based on the actual results of the applicable financial or other metrics and will be payable on the regular payment dates as per the terms of the applicable award agreement; provided that any individual performance goals that are not based on objective financial performance criteria will be deemed earned at target as of the date of termination; provided, further, that if the individual award agreement or other contract between the Company and the Key Executive governing any such award provides for more favorable vesting treatment, then the more favorable treatment will apply to such award.
If the Key Executive’s employment terminates due to his death or is terminated by the Company due to disability, the Key Executive (or his heirs or estate, as applicable) will be eligible to receive (i) the Prior Year Bonus and (ii) a prorated portion of the bonus the Key Executive would have received under the Company Bonus Plan had the termination not occurred, based on actual performance results for such year.
Severance benefits are conditioned upon and subject to (i) the Key Executive’s execution of a general waiver and release of claims, (ii) compliance with restrictive covenants and (iii) resignation from all offices, boards, committees and any other offices or positions of the Company or its affiliates. Additionally, the Board and its compensation and human capital committee will cooperate in good faith to review and evaluate the Key Executive’s severance benefits on a periodic basis to take into account the growth of the Company’s business over time.
“Cause” is defined as (i) willful and continued failure to substantially perform duties with the Company or its affiliates (other than any such failure resulting from incapacity due to physical or mental illness); (ii) gross negligence or willful misconduct in the execution of duties under the Employment Agreement; (iii) conviction of, or a plea of nolo contendere to, a crime of serious moral turpitude that causes material harm to the business or prospects of the Company or its affiliates, (iv) conviction of, or a plea of nolo contendere to, a felony (or the equivalent thereof in a jurisdiction other than the United States); (v) material breach of the Employment Agreement, the proprietary information and inventions agreement or any other material written agreement between the Key Executive and the Company or any of its affiliates; (vi) performance of any material act of theft, embezzlement, fraud or misappropriation, in each case with respect to the property of the Company or one of its affiliates; or (vii) any material breach of the material, written personnel policies of the Company or one of its affiliates, including those prohibiting acts of discrimination, harassment or retaliation. The events described in clauses (i), (ii) and (v) above will not constitute Cause unless the Company notifies the Key Executive in writing within 30 days following the Board’s actual knowledge of the event giving rise to Cause and the Key Executive has failed to cure the circumstances giving rise to Cause within 30 days following such notice.
“Good Reason” means, without the Key Executive’s consent: (i) a reduction in the Key Executive’s annual base salary or annual incentive opportunity, unless such reduction is made across the board to other senior executives of the Company and does not exceed 10% of the Key Executive’s then current annual base salary or annual incentive opportunity, as applicable; (ii) a material diminution in the Key Executive’s title, reporting relationship, authority, duties or responsibilities (other than temporarily while physically or mentally incapacitated or as required by applicable law); (iii) relocation of the Key Executive’s principal place of employment by more than 25 miles outside of New York City (unless the Key Executive is provided the opportunity, and the Key

Executive consents, to work remotely); or (iv) the Company’s failure to pay compensation when due or other breach of the Employment Agreement or any other material written agreement between the Key Executive and the Company or any of its affiliates.
In April 2021, Mr. Kress entered into a Non-Competition Agreement, which became effective as of the Closing. In addition, Mr. Nied and Mr. Recchi have each entered into a proprietary information and inventions agreement with Shapeways, effective as of their respective employment start dates, which contain (i) customary invention assignment and confidentiality provisions and (ii) non-compete and non-solicit covenants for 12 months post-termination of employment.
ANNUAL INCENTIVE BONUSES

Annual incentive cash bonus opportunities are set at a level that is commensurate with the executive’s duties and authorities, contributions, prior experience and sustained performance, which we believe to be consistent with market practice. With respect to each Key Executive, their Key Executive Employment Agreement sets forth each individual's annual incentive bonus opportunities. For fiscal year 2021, annual incentive bonuses, if earned, were payable mid-year and year-end. Beginning in 2022, the Key Executives’ annual incentive bonuses, if earned, were scheduled to be paid once annually during the first quarter of the calendar year following the year in which such bonuses were earned.

For 2022, annual incentive bonuses were conditioned on achievement of gross margin and revenue growth goals, as described below. If the gross margin goal is not satisfied, then no bonus will be deemed earned and payable for such year. If the gross margin goal is satisfied, then the amount of the Key Executive’s bonus for such year will be determined based on achievement of the revenue growth goal, as follows:

•The threshold revenue growth target growth will be 60% of budgeted target, meaning that if revenue growth is below such threshold target, no bonus for such year will be payable;

•Between 60% and 100% achievement of the revenue growth target (i.e., between threshold and target achievement), the amount of the bonus for such year will be determined on a linear interpolation basis between 0% and 100% payment of target bonus; and

•Between 100% and 150% (or greater) achievement of the revenue growth target (i.e., between target and maximum achievement), the amount of the bonus for such year will be determined on a linear interpolation basis between 100% and 200% payout of target bonus.

For 2022, the compensation and human capital committee of the Board reviewed the annual incentive bonus methodology and the Company’s final 2022 financial determination, including the Company’s 2022 actual gross margin and revenue growth. The compensation and human capital committee of the Board determined that, based on the 2022 results, no bonuses were earned for the 2022 fiscal year pursuant to the above methodology under the Company’s annual incentive plan. Notwithstanding the foregoing, the compensation and human capital committee of the Board granted discretionary bonuses for fiscal 2022 to reward and incentivize the retention of the three Key Executives that are critical to the business in an amount equal to $207,904 for Mr. Kress, $26,813 for Mr. Recchi, and $63,750 for Mr. Nied.

EQUITY COMPENSATION
Pursuant to the Merger Agreement, certain named executive officers received Earn-Out RSUs (as defined above) and Transaction Bonus RSUs (as defined above) under the 2021 Plan.
As a result of and upon the Closing, options held by our named executive officers to purchase Legacy Shapeways’ common stock (whether vested or unvested, exercisable or unexercisable) issued pursuant to its 2010 Stock Plan (the “2010 Stock Plan”), and outstanding immediately prior to the Closing were assumed and converted into (a) options to purchase an aggregate of 4,029,772 shares of common stock under the 2010 Stock Plan and (b) in the case of in-the-money options, an aggregate of 402,975 Earn-Out RSUs granted under the 2021 Plan, which Earn-Out RSUs are subject to the earnout vesting and forfeiture conditions described in the Merger Agreement.

Pursuant to each of the Key Executive Employment Agreements, each Key Executive is eligible to receive annual grants of long-term compensation under the 2021 Plan as determined by the Board or the compensation and human capital committee of the Board, as applicable, in its discretion.

In April 2022, the compensation and human capital committee of the Board approved an annual refresh grant of 243,139 restricted stock units under the 2021 Plan to Mr. Kress, vesting 25% annually over four years from the date of grant, subject to Mr. Kress’s continuous service through each such vesting date. In addition, Mr. Kress’s restricted stock unit award is eligible for a full acceleration of vesting if the Company is subject to a Change in Control (as defined in the 2021 Plan) before Mr. Kress’s service terminates. In April 2022, the compensation and human capital committee of the Board also approved a special retention award of 364,708 PSUs under the 2021 Plan to Mr. Kress. In March 2023, the compensation and human capital committee of the Board determined it was in the Company’s best interests to replace the PSUs with an option grant, an incentive that is tied to the increase in the market value of the Company’s common stock, to help ensure that Mr. Kress continues to be aligned with our stockholders and motivated to increase the value of the Company’s common stock. Consequently, in March 2023, the compensation and human capital committee of the Board approved an option grant consisting of 364,708 shares of Company common stock under the 2021 Plan to Mr. Kress, to be effective April 20, 2023, and in consideration of such option grant, Mr. Kress agreed to the cancellation of 364,708 previously granted PSUs granted in April 2022. The shares underlying such option will vest over a five-year period beginning on April 1, 2023 and will vest with respect to 1/5th of the shares on each anniversary of the vesting commencement date subject to Mr. Kress providing continuous service through each such vesting date. In addition, if the Company is subject to a Change in Control (as defined in the 2021 Plan) before such service terminates, the shares subject to option will vest in full upon the effective date of such transaction.
In June 2022, Mr. Recchi received an award of 31,250 restricted stock units under the 2021 Plan as compensation for Mr. Recchi’s service as a non-employee director of the Board. Pursuant to the terms of Mr. Recchi’s CFO Offer Letter, Mr. Recchi agreed to forfeit such award of 31,250 restricted stock units in connection with his appointment as an executive officer. As a material inducement to accept the Company’s offer of employment, Mr. Recchi was eligible to receive an award of 880,000 restricted stock units under the 2022 Plan (as defined below) in accordance with Rule 303A.08 of the New York Stock Exchange Listed Company Manual, subject to vesting over a four-year period, with 25% of the award vesting on the one-year anniversary of the effective date of the CFO Offer Letter and 6.25% of such award vesting quarterly thereafter. In addition, Mr. Recchi’s restricted stock unit award is eligible for a full acceleration of vesting if the Company is subject to a Change in Control (as defined in the 2022 Plan) before Mr. Recchi’s service terminates. In November 2022, the compensation and human capital committee of the Board approved such inducement grant of 880,000 restricted stock units to Mr. Recchi under the 2022 Plan. In addition, pursuant to the terms of Mr. Recchi’s CFO Offer Letter, Mr. Recchi was eligible to receive a future grant of 100,000 PSUs under the 2021 Plan, to be awarded in 2023, which would be subject to certain conditions, including performance metrics, to be approved by the Company’s compensation and human capital committee. In lieu of such PSUs, the compensation and human capital committee of the Board has determined it will be in the Company’s best interests to grant Mr. Recchi an option to purchase 100,000 shares of Company common stock, an incentive that is tied to the increase in the market value of the Company’s common stock, rather than restricted stock units or a cash payment, to help ensure that Mr. Recchi will align with our stockholders and be motivated to increase the value of the Company’s common stock. Consequently, the Company’s compensation and human capital committee intends to grant Mr. Recchi an option to purchase 100,000 shares of Company common stock in lieu of the PSUs that he was eligible to receive pursuant to the CFO Offer Letter, and Mr. Recchi has agreed to accept such options in lieu of the PSUs that he was eligible to receive pursuant to the CFO Offer Letter.

Pursuant to the terms of Mr. Nied’s COO Offer Letter and subject to the approval of the compensation and human capital committee of the Board, Mr. Nied was eligible to receive an award of restricted stock units under the 2021 Plan with a grant date equity value equal to $750,000, divided by the 60-day trailing average trading price of the Company’s common stock preceding the date of grant, rounded down to the nearest whole number. In July 2022, the compensation and human capital committee of the Board approved such award of 433,526 restricted stock units to Mr. Nied with a grant date value equal to $750,000 subject to vesting over a four-year period, with 25% of each award vesting on the one-year anniversary of the vesting commencement date and 6.25% of each award vesting quarterly thereafter. In addition, Mr. Nied’s restricted stock unit award is eligible for a full acceleration of vesting upon a Change of Control (as defined in the 2021 Plan) if such Change of Control occurs simultaneously with or within 12 months prior to Mr. Nied’s individual termination without cause.

OUTSTANDING EQUITY AWARDS AT 2022 FISCAL YEAR-END
The following table presents information regarding outstanding equity awards held by Shapeways’ named executive officers as of December 31, 2022. The number of shares subject to each option and Earn-Out RSUs are set forth below and the applicable exercise prices are as of December 31, 2022.

	Number of Securities Underlying Unexercised Options (#) Vested	Number of Securities Underlying Unexercised Options (#) Unvested	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights
Gregory Kress Chief Executive Officer	932,687(1)	—	—	$0.49(2)	2/26/2028	—	—	—	—
	417,735(1)	—	—	$0.49	9/5/2028	—	—	—	—
	1,007,444	—	—	$0.50	5/5/2030	—	—	—	—
								134,326 (2)	$72,536 (2)
	—	—	—	—	—	243,139 (3)	$134,669 (3)
								60,785(4)	$32,824(4)
Alberto Recchi Chief Financial Officer						880,000 (5)	$487,520 (5)

Joseph Andrew Nied Chief Operating Officer						433,526 (5)	$240,173(5)

Jennifer Walsh Chief Financial Officer (Former)	250,980(1)	—	—	$0.49	9/5/2028	—	—	—	—
	89,497(1)	—	—	$0.49	9/5/2028	—	—	—	—
	402,977	—	—	$0.50	7/23/2029	—	—	—	—
	—	—	—	—	—	—	—	44,775(2)	$24,179(2)
						145,883(3)	$80,819(3)
								36,471(4)	$19,694(4)

(1)The option was immediately exercisable for all shares. As further described below, effective as of the Closing, the unvested shares underlying the options above were accelerated in full.
(2)Effective as of the Closing, the named executive officers received Earn-Out RSUs. Subject to the satisfaction of the share-price based performance vesting conditions, each Earn-out RSU represents the right to receive one share of Common Stock of the Company. The Earn-out RSUs will be subject to share-price based performance vesting conditions as follows: (i) if, at any time prior to September 29, 2024 (the “RSU Earn-out Period”), the Company’s Common Stock equals or exceeds $14.00 per share for 30 consecutive trading days, one half (1/2) of the Earn-out RSUs shall vest; and (ii) if, at any time prior to the completion of the RSU Earn-out Period, the Company’s Common Stock equals or exceeds $16.00 per share for 30 consecutive trading days, the remaining one half (1/2) of the Earn-out RSUs shall vest. If the RSU Performance Milestones (as defined below) are not met during the RSU Earn-out Period, then the applicable Earn-out RSUs shall be automatically forfeited. The number and fair value of the Earn-Out RSUs shown in the table assumes one half (1/2) of the Earn-out RSUs will vest and is based on the price of the Company’s Common Stock on the last trading day of 2022, which is $0.54 per share.
(3)This grant of time-based restricted stock units vests in four annual installments on each anniversary of April 1, 2022.
(4)These PSUs are subject to a service-based vesting requirement, which shall be satisfied in six annual installments on each anniversary of April 1, 2022 subject to the satisfaction of certain stock price targets. The PSUs are also subject to the satisfaction of share-price based performance vesting conditions, where one-sixth (1/6) of each tranche will vest based on the achievement of various stock price targets. The number and fair value of the PSUs shown in the table assumes one-sixth (1/6) of the PSUs will vest, and is based on the price of the Company’s Common Stock on the last trading day of 2022, which is $0.54 per share. Ms. Walsh’s PSU award was subsequently cancelled effective as of the Walsh Separation Date, and Mr. Kress’s PSU award was cancelled in March 2023 and replaced with an option grant, as further described under the “Equity Compensation” section above.
(5)This grant of time-based restricted stock units vests 25% on the first anniversary of October 1, 2022 and 6.25% of the restricted stock units will vest quarterly thereafter.
(6)This grant of time-based restricted stock units vests 25% on the first anniversary of May 16, 2022 and 6.25% of the restricted stock units will vest quarterly thereafter.

ACCELERATION OF MR. KRESS’S, AND MS. WALSH’S OPTION AWARDS

In view of the substantial contributions from Mr. Kress and Ms. Walsh in connection with the Business Combination, the Legacy Shapeways board of directors, as administrator of the 2010 Stock Plan, took action to accelerate the vesting of the shares underlying the Kress options and the Walsh options so that, effective as of immediately prior to the consummation of the Business Combination, each of the Kress options and the Walsh options vested in full.
EQUITY PLANS
2022 NEW EMPLOYEE EQUITY INCENTIVE PLAN
In September 2022, the Company adopted the 2022 New Employee Equity Incentive Plan (the "2022 Plan"). The 2022 Plan permits the granting of nonstatutory stock options, restricted stock awards and other share-based rewards to newly-hired employees of the Company, as an inducement material to the individual's entry into employment with the Company within the meaning of Listing Rule 303A.08 of the New York Stock Exchange ("NYSE"). The 2022 Plan was adopted by the Board of Directors without stockholder approval pursuant to NYSE Listing Rule 303A.08. As of December 31, 2022, 5,000,000 shares of common stock are authorized for issuance pursuant to awards under the 2022 Plan. Any shares of common stock related to awards that are forfeited, cancelled, terminated, expired or shares withheld by the Company to satisfy tax withholding obligations or to pay any exercise price are deemed available for issuance under the 2022 Plan. As of December 31, 2022, 3,207,043 shares remain available for issuance under the 2022 Plan.
2021 EQUITY INCENTIVE PLAN
Upon the closing of the Business Combination, the Company adopted the 2021 Plan. The 2021 Plan permits the granting of both incentive and nonstatutory stock options, restricted stock awards, other share-based awards or other cash-based awards to employees, consultants, and non-employee directors. As of December 31, 2022, 10,052,787 shares of common stock are authorized for issuance pursuant to awards under the 2021 Plan. As of December 31, 2022, 4,339,724 shares remain available for issuance under the 2021 Plan. On the first day of each calendar year, beginning on January 1, 2022 and continuing until (and including) January 1, 2031, the number of shares available under the 2021 Plan will automatically increase by a number equal to the lesser of (a) five percent (5%) of the total number of shares of our common stock issued and outstanding on December 31 of the calendar year immediately preceding the date of such increase and (b) a number of shares of our common stock determined by the Board.
2021 EMPLOYEE STOCK PURCHASE PLAN
Upon the closing of the Business Combination, the Company adopted the 2021 Employee Stock Purchase Plan (the “ESPP”). The purpose of the ESPP is to provide eligible employees with an opportunity to increase their proprietary interest in the success of the Company by purchasing common stock from the Company on favorable terms and to pay for such purchases through payroll deductions or other approved contributions. As of December 31, 2022, 1,381,998 shares of common stock are available for purchase under the ESPP. As of December 31, 2022, we had not launched our ESPP and thus, no shares have been purchased under the ESPP. On the first day of each calendar year, beginning on January 1, 2022 and continuing until (and including) January 1, 2031, the number of shares available under the ESPP will automatically increase by a number equal to the lesser of (a) one percent (1%) of the total number of shares of our common stock issued and outstanding on December 31 of the calendar year immediately preceding the date of such increase and (b) a number of shares of our common stock determined by the Board.
2010 STOCK PLAN
Prior to the Business Combination, Legacy Shapeways maintained its 2010 Stock Plan, under which Legacy Shapeways granted statutory and non-statutory stock to employees, outside directors and consultants. The maximum number of shares of common stock that was issuable under the 2010 Stock Plan was 16,942,546 shares.
In connection with the Business Combination, each Legacy Shapeways stock option that was outstanding immediately prior to Closing, whether vested or unvested, was converted into an option to acquire a number of shares of common stock (each such option, an “Exchanged Option”) equal to the product (rounded down to the nearest whole number) of (i) the number of shares of Legacy Shapeways common stock subject to such Legacy Shapeways option immediately prior to the Business Combination and (ii) 90% of the Conversion Ratio, at an exercise price per share (rounded up to the nearest whole cent) equal to (A) the exercise price per share of such Legacy Shapeways option immediately prior to the consummation of the Business Combination, divided by (B) 90% of the Conversion Ratio. Except as specifically provided in the Business Combination Agreement, following the Business Combination, each Exchanged Option will continue to be governed by the same terms and conditions (including vesting and exercisability terms) as were applicable to the corresponding former Legacy Shapeways option immediately prior to the consummation of the Business Combination. All stock option activity was retroactively restated to reflect the Exchanged Options.
Earn-Out RSUs equal to the product of (A) the number of shares of Legacy Shapeways common stock that were subject to the option immediately prior to Closing, multiplied by (B) ten percent (10%) of the Conversion Ratio (rounded down to the nearest whole number of shares). The Earn-Out RSUs are subject to substantially the same service-based vesting conditions and acceleration provisions as applied to the Legacy Shapeways option provided that, in addition to such service-based vesting conditions, Earn-Out RSUs will be subject to vesting and forfeiture conditions based upon the dollar volume-weighted price of the Company’s common stock reaching certain targets (the “RSU Performance Milestones”).
If the service of the holder of an Earn-Out RSU terminates before the RSU Performance Milestones have been satisfied, then the portion of the Earn-Out RSUs for which the service-based vesting conditions has been satisfied (taking into account any acceleration provisions) shall remain outstanding and eligible to vest upon achievement of the applicable RSU Performance Milestone. Any Earn-Out RSUs for which the service-based vested conditions has not been satisfied as of such termination of service (taking into account any acceleration provisions) shall be forfeited and cancelled without payment. If any RSU Performance Milestone fails to be satisfied by the end of the RSU Earn-out Period, then the Earn-Out RSUs corresponding to such RSU Performance Milestone shall be forfeited and cancelled without payment as of the end of the RSU Earn-out Period.
Upon the Closing of the Business Combination, the outstanding and unexercised Legacy Shapeways options became options to purchase an aggregate of 4,901,207 shares of the Company’s common stock under the 2010 Stock Plan at an average exercise price of $0.62 per share.

DIRECTOR COMPENSATION
SUMMARY COMPENSATION TABLE FOR FISCAL YEAR 2022
The following table sets forth information regarding the compensation of our non-employee directors during the fiscal year ended December 31, 2022:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Total ($)
Leslie Campbell	$66,000	$ 49,375(2)	$115,375
Raj Batra	$17,500	$ 63,963(3)	$81,463
Robert Jan Galema	$43,500	$ 49,375(2)	$92,875
Patrick S. Jones	$59,000	$ 49,375(2)	$108,375
Ryan Kearny	$47,000	$ 49,375(2)	$96,375
Josh Wolfe	$56,000	$ 49,375(2)	$105,375
(1)The amounts in this column represent the aggregate grant-date fair value of the granted restricted stock unit awards, computed in accordance with the FASB’s ASC Topic 718. See Note 13, Stock-Based Compensation, of the Notes to Consolidated Financial Statements included in the Annual Report on Form 10-K for fiscal 2022 filed with the SEC on March 30, 2023 for a discussion of the assumptions made by Shapeways in determining the grant-date fair value of Shapeways’ equity awards.
(2)Subject to the director’s continuing service, the service-based requirement will be satisfied on the earlier of (A) the date of the next annual meeting of stockholders or (B) the one-year anniversary of the date of grant of June 8, 2022.
(3)Subject to the director’s continuing service, the service-based requirement will be satisfied in equal annual installments over a 3-year period, and the vesting date in each year will be the anniversary of the date of grant (or if there is no corresponding date, the last date of the month). Upon a transaction constituting a “Change in Control” as defined in the 2021 Plan, the service-based requirement applicable to outstanding equity awards granted pursuant hereto shall be deemed satisfied in full upon the effective date of such transaction.
NARRATIVE DISCLOSURE TO SUMMARY COMPENSATION TABLE
The Board has adopted a compensation policy for its non-employee directors (the “Non-Employee Director Compensation Policy”) and effective March 30, 2023, our board of directors approved an amended Non-Employee Director Compensation Policy (the "Amended Policy"). Such policy is designed to align compensation with Shapeways’ business objectives and the creation of stockholder value, while enabling Shapeways to attract, retain, incentivize and reward non-employee directors who contribute to the long-term success of Shapeways. The Non-Employee Director Compensation Policy provides for an annual cash retainer for all non-employee directors, in addition to equity grants determined by the compensation and human capital committee and reimbursement for reasonable expenses incurred in connection with attending board and committee meetings. Shapeways will review non-employee director compensation periodically to ensure that non-employee director compensation remains competitive such that Shapeways is able to recruit and retain qualified directors.
CASH COMPENSATION
•Each non-employee director receives an annual cash retainer of $35,000.
•A non-executive chairperson is paid an additional annual cash retainer of $30,000.
•To the extent Shapeways appoints a director as “lead independent director” (if not the chairperson), such director is paid an additional annual cash retainer of $17,500.
•Directors receive an additional annual cash retainer, as set forth below, for their service on Board committees as follows:

Committee	Chairperson	Member
Audit	$20,000	$10,000
Compensation and Human Capital	$12,000	$6,000
Nominating and Corporate Governance	$8,000	$4,000
•All cash retainers are paid in arrears in quarterly installments within 30 days after the fiscal quarter end.

EQUITY COMPENSATION
Directors receive restricted stock units and stock option awards under the 2021 Plan or any successor plan, subject to the terms and conditions of the 2021 Plan and the applicable restricted stock unit and stock option agreements.

Annual Grant. Commencing with Shapeways’ first annual meeting of stockholders and prior to the effective date of the Amended Policy, each director received a restricted stock unit award having a value of $125,000. The number of shares subject to the annual restricted stock unit grant prior to the effective date of the Amended Policy was determined by using the closing price of the common stock on the date of grant (unless such closing price prior to the effective date of the Amended Policy was less than $4 per share, in which case $4 was determined to be the closing price for purposes of determining the number of shares subject to the annual restricted stock unit grant). As of the effective date of the Amended Policy, the Non-Employee Director Policy provides that each director will receive a stock option award to purchase shares of common stock having a value of $125,000. The number of shares subject to the annual stock option grant following the effective date of the Amended Policy will be determined by using the closing price of the common stock on the date of grant (unless such closing price following the effective date of the Amended Policy is less than $2 per share, in which case $2 shall be determined to be the closing price for purposes of determining the number of shares subject to the annual stock option grant). The date of grant for the annual stock option grant will be the 20th of the calendar month following the date of the annual meeting of the stockholders (or, if the 20th of the following calendar month falls on a non-trading day, then the grant date shall be on the last trading day occurring prior to the 20th of the following calendar month). Subject to the director’s continuing service, the service-based requirement will be satisfied on the earlier of (A) the date of the next annual meeting of stockholders or (B) the one-year anniversary of the date of grant.

Initial Grant. Each newly appointed director, as a member of the Board, receives in connection with such appointment or nomination, a restricted stock unit award having a value of $215,000. The date of grant for an initial grant will be the date of the director’s appointment or nomination. The number of shares subject to the initial grant will be determined using the closing price of the common stock on the date of grant (unless such closing price is less than $4 per share, in which case $4 shall be determined to be the closing price for purposes of determining the number of shares subject to the annual grant). Subject to the director’s continuing service, the service-based requirement will be satisfied in equal annual installments over a three-year period, and the vesting date in each year will be the anniversary of the date of grant (or if there is no corresponding date, the last date of the month).
Upon a transaction constituting a “Change in Control” as defined in the 2021 Plan, the service- based requirement applicable to outstanding equity awards granted pursuant hereto will be deemed satisfied in full upon the effective date of such transaction.
Neither Mr. Kress nor Mr. Recchi receive additional compensation for their services as a director.
SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS
The following table sets forth the number of securities authorized for issuance under the Company’s equity compensation plans at December 31, 2022:

Equity compensation plans	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans
Equity compensation plans approved by security holders	9,150,692(1)	$0.65(3)	5,721,722(4)
Equity compensation plans not approved by security holders	1,792,957(2)	—	3,207,043(5)
Total	10,943,649	$0.65(3)	8,928,765(4)
(1)Represents 3,979,533 outstanding options under the 2010 Stock Plan and 5,171,159 restricted stock units under the 2021 Plan.
(2)Represents restricted stock units under the 2022 Plan.
(3)Represents the weighted-average exercise price of the 3,979,533 outstanding options.
(4)Includes 4,339,724 and 1,381,998 shares available for future issuance under the 2021 Plan and ESPP, respectively. Pursuant to the Incentive Plan, the aggregate number of shares of common stock that may be issued under the plan automatically increases by a number equal to the lesser of (i) five percent (5%) of the total number of shares of common stock issued and outstanding on December 31 of the calendar year immediately preceding the date of such increase and (ii) a number of shares of common stock determined by the Board. Pursuant to the ESPP, the aggregate number of shares of common stock that may be issued under the plan automatically increases by a number equal to the lesser of (i) one percent (1%) of the total number of shares of common stock issued and outstanding on December 31 of the calendar year immediately preceding the date of such increase and (ii) a number of shares of common stock determined by the Board.
(5)Includes shares available for future issuance under the 2022 Plan.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
AUDIT AND NON-AUDIT FEES
The following table represents aggregate fees billed or to be billed to the Company for the fiscal years ended December 31, 2022 and 2021 by Withum Smith+Brown, our independent registered public accounting firm.

	For the Fiscal Year Ended December 31,
	2022	2021
Audit Fees(1)	$690,555	$255,518
Audit-Related Fees(2)	160,552	159,269
Tax Fees(3)	51,235	46,610
All Other Fees(4)	162,209	92,560
Total	1,064,551	553,957
(1)Audit Fees. Audit fees consist of fees billed for professional services rendered by our independent registered public accounting firm for the audit of our annual consolidated financial statements and review of financial statements included in our Quarterly Reports on Form 10-Q or services that are normally provided by our independent registered public accounting firm in connection with statutory and regulatory filings or engagements.
(2)Audit-Related Fees. Audit-related fees consist of fees billed for assurance and related services that are reasonably related to performance of the audit or review of our consolidated financial statements and are not reported under “Audit Fees.” These services include attest services that are not required by statute or regulation and consultation concerning financial accounting and reporting standards.
(3)Tax Fees. Tax fees consist of fees billed for professional services rendered by our independent registered public accounting firm for tax compliance, tax advice, and tax planning.
(4)All Other Fees. All other fees consist of fees billed for all other services.
All fees described above were pre-approved by our audit committee.
PRE-APPROVAL POLICIES AND PROCEDURES
The audit committee’s policy is to pre-approve all audit and permissible non-audit services rendered by Withum Smith+Brown, our independent registered public accounting firm. The audit committee pre-approves specified services in defined categories of audit services, audit-related services and tax services up to specified amounts, as part of the audit committee’s approval of the scope of the engagement of Withum Smith+Brown or on an individual case-by-case basis before Withum Smith+Brown is engaged to provide a service. The audit committee has determined that the rendering of the services other than audit services by Withum Smith+Brown is compatible with maintaining the principal accountant’s independence.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS(1)
The audit committee of our Board consists of Mr. Jones, Mr. Galema, Ms. Gorjanc and Mr. Kearny and operates under a written charter adopted by our Board. Our Board annually reviews the NYSE listing standards’ definition of independence for audit committee members and has determined that each member of the audit committee meets that standard. Our Board has also determined Mr. Jones and Ms. Gorjanc are audit committee financial experts as described in applicable rules and regulations of the Securities and Exchange Commission.
The principal purpose of the audit committee is to assist our Board in its general oversight of our accounting and financial reporting processes and audits of our financial statements. The audit committee is responsible for selecting and engaging our independent auditor and approving the audit and non-audit services to be provided by the independent auditor. The audit committee’s function is more fully described in its Charter, which our Board adopted and which the audit committee reviews on an annual basis.
Our management is responsible for preparing our financial statements and our financial reporting process. Withum Smith+Brown, our independent registered public accounting firm, is responsible for performing an independent audit of our consolidated financial statements and expressing an opinion on the conformity of those financial statements with U.S. generally accepted accounting principles as well as performing an audit of the effectiveness of our internal control over financial reporting as of the end of the fiscal year.
The audit committee has reviewed and discussed with our management the audited financial statements of the Company included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022 (the “Annual Report”).
The audit committee has also reviewed and discussed with Withum Smith+Brown the audited financial statements in the Annual Report. In addition, the audit committee discussed with Withum Smith+Brown those matters required to be discussed by the auditors with the audit committee under the rules adopted by the Securities and Exchange Commission (the “Commission”) and the Public Company Accounting Oversight Board (the “PCAOB”), including General Auditing Standards 1301, Communications with Audit Committees. Additionally, Withum Smith+Brown provided to the audit committee the written disclosures and the letter required by the applicable requirements of the PCAOB regarding the independent accountant’s communications with the audit committee concerning independence. The audit committee also discussed with Withum Smith+Brown its independence from the Company and satisfied itself as to the independence of Withum Smith+Brown.
Based upon the review and discussions described above, the audit committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report for filing with the Commission.
Submitted by the following members of the audit committee(2):

Patrick S. Jones, Chair
Ryan Kearny
Robert Jan Galema
(1) The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing of Shapeways under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.
(2) Mr. Jones will not be continuing as a director of the Company after the 2023 Annual Meeting. The Company intends to appoint a new Chair of the audit committee in connection with Mr. Jones’ departure from the Board. Ms. Gorjanc, a current member of the audit committee, was not a member of such committee at the time the Audit Committee Report was submitted to the Board.

PROPOSAL 1
Election of Directors
Our Board currently consists of nine directors. Our directors are divided into three classes with staggered three-year terms. Upon expiration of the term of a class of directors, directors in that class will be eligible to be elected for a new three year term at the annual meeting of stockholders in the year in which their term expires.
The terms of the Class II directors, expire at the 2023 Annual Meeting. The Class III directors will serve until our annual meeting of stockholders in 2024. The Class I directors will serve until our annual meeting of stockholders in 2025. As recommended by the nominating and corporate governance committee, on March 30, 2023, our Board nominated Raj Batra, Christine Gorjanc, and Alberto Recchi for election as Class II directors at the 2023 Annual Meeting. If they are elected, they will serve on our Board until our annual meeting of stockholders in 2026 and until their respective successors have been elected and qualified. Patrick S. Jones, a Class II director, has not been nominated for re-election and will cease to serve as a director immediately following the conclusion of the 2023 Annual Meeting, at which time the number of directors constituting the Board will be reduced from nine to eight. Mr. Jones has been a valued member of the Board and we sincerely thank him for his service to the Company. The nominees for director at the 2023 Annual Meeting, their ages as of the record date, their positions and offices held with the Company are set forth below. Other biographical information for the members of our Board is set forth in this proxy statement under the heading “Directors, Executive Officers and Corporate Governance—Directors and Executive Officers.”
Class II Directors are elected by a plurality of the votes properly cast in person or by proxy. Our nominees for Class II director receiving the highest number of affirmative votes will be elected. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the two nominees named below. However, if you are the beneficial owner of the shares, which means that your shares are held by a brokerage firm, bank, dealer, or other similar organization as your nominee, your shares will not be voted for the election of directors unless you have provided voting instructions to your nominee. If any nominee becomes unavailable for election as a result of an unexpected occurrence, your shares will be voted for the election of a substitute nominee proposed by our current Board, if any. Each person nominated for election has agreed to serve if elected.
If any substitute nominees are so designated, we will file an amended proxy statement that, as applicable, identifies the substitute nominees, discloses that such nominees have consented to being named in the amended proxy statement and to serve as directors if elected, and includes certain biographical and other information about such nominees required by the applicable rules promulgated by the SEC.
CLASS I DIRECTORS CONTINUING IN OFFICE UNTIL THE 2025 ANNUAL MEETING OF STOCKHOLDERS

Name	Age	Position with Shapeways
Robert Jan Galema	56	Director
Ryan Kearny	54	Director
CLASS II DIRECTOR NOMINEES AT THE 2023 ANNUAL MEETING OF STOCKHOLDERS

Name	Age	Position with Shapeways
Raj Batra	55	Director
Christine Gorjanc	66	Director
Alberto Recchi	49	Chief Financial Officer, Director
CLASS III DIRECTORS CONTINUING IN OFFICE UNTIL THE 2024 ANNUAL MEETING OF STOCKHOLDERS

Name	Age	Position with Shapeways
Leslie Campbell	64	Chairman of the Board
Greg Kress	41	Chief Executive Officer, Director
Josh Wolfe	45	Director

We have determined that each of these Class II director nominees possesses the requisite communication skills, personal integrity, business judgment, ability to make independent analytical inquiries, and willingness to devote adequate time and effort necessary to serve as an effective member of the Board. Other specific experiences, qualifications, attributes or skills of nominees that contributed to our conclusion that the nominees should serve as Class II directors are noted in their biographies.
THE BOARD UNANIMOUSLY RECOMMENDS
A VOTE “FOR” THE FOLLOWING CLASS II DIRECTOR NOMINEES:
RAJ BATRA, CHRISTINE GORJANC AND ALBERTO RECCHI

PROPOSAL 2
RATIFICATION OF APPOINTMENT OF WITHUM SMITH+BROWN AS OUR
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2023
The audit committee of our Board has selected Withum Smith+Brown, independent registered public accounting firm, as our independent auditors for the fiscal year ending December 31, 2023 and has further directed that management submit the selection of independent auditors for ratification by the stockholders at the 2023 Annual Meeting.
Neither our bylaws nor other governing documents or law require stockholder ratification of the selection of Withum Smith+Brown as our independent registered public accounting firm. However, the Board is submitting the selection of Withum Smith+Brown to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the audit committee of our Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the audit committee of our Board in its discretion may direct the appointment of different independent auditors at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders. Representatives of Withum Smith+Brown are expected to be present at the 2023 Annual Meeting, and will have the opportunity to make statements if they desire to do so and to respond to appropriate questions.
The affirmative vote of the holders of a majority of the votes cast at the 2023 Annual Meeting will be required to ratify the appointment of Withum Smith+Brown as our independent registered public accounting firm for the fiscal year ending December 31, 2023. Abstentions will be counted as present for purposes of determining the presence of a quorum, but will not be considered as votes cast for or against this proposal, and will therefore have no effect on the outcome of the vote. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.
THE BOARD UNANIMOUSLY RECOMMENDS
A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF WITHUM SMITH+BROWN
AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR
ENDING DECEMBER 31, 2023.

PROPOSAL 3
THE REVERSE STOCK SPLIT PROPOSAL

Our Board has approved and recommends that our stockholders approve the amendment of the Company’s Certificate of Incorporation to effect a reverse stock split of the Company’s common stock at a ratio in the range of 1-for-3 to 1-for-12 (the “Ratio Range”), such ratio to be determined by the Board at a later date (the “Reverse Stock Split”). On March 30, 2023, the Board unanimously adopted a resolution approving the Reverse Stock Split Proposal and directed that it be submitted to our stockholders for approval. If this proposal is approved, the Board, in its sole discretion, will have the authority to decide whether to implement the Reverse Stock Split and the exact ratio of the split within the Ratio Range, if it is to be implemented. If the Board decides to implement the Reverse Stock Split, then the Reverse Stock Split will become effective upon the filing of the amendment to the Certificate of Incorporation with the Secretary of State of the State of Delaware (the “Effective Date”). If the Reverse Stock Split is implemented, then the number of issued and outstanding shares of common stock or shares of common stock held by the Company as treasury stock, if any, would be reduced in accordance with the exchange ratio selected by the Board, within the Ratio Range (the “Final Ratio”). The form of certificate of amendment to the Certificate of Incorporation to effect the Reverse Stock Split is attached as Appendix A to this Proxy Statement. If the Reverse Stock Split is implemented, then we will communicate to the public, prior to the Effective Date, information regarding the Reverse Stock Split, including the Final Ratio.
Because the Reverse Stock Split will decrease the number of outstanding shares of our common stock by a ratio in the range of 1-for-3 to 1-for-12 but will not affect the number of shares of common stock that the Company will be authorized to issue, the proposed amendment to the Certificate of Incorporation would result in a relative increase in the number of authorized and unissued shares of our common stock. For more information on the relative increase in the number of authorized shares of our common stock, see “—Principal Effects of the Reverse Stock Split Proposal” below.
This Proposal Three is separate and independent from Proposal Four. If both proposals are approved, we will combine the proposed changes in Appendix A and Appendix B into one amendment to our Certificate of Incorporation.
The Board, in its sole discretion, may elect not to implement the Reverse Stock Split. However, the Board believes that having the authority to take such an action is an important proactive step to maintain and build stockholder value.
Purpose and Background of the Reverse Stock Split Proposal
The Board’s primary objective in proposing the Reverse Stock Split is to raise the per share trading price of the Company’s common stock. On August 17, 2022, the Company received a notice (the “Non-compliance Notice”) from the New York Stock Exchange (“NYSE”) that the Company is not in compliance with NYSE continued listing standards because the average closing price of the Company’s common stock was less than $1.00 per share over a consecutive 30 trading-day period. Pursuant to the NYSE’s continued listing standards, the Company determined that in order to cure the price condition it is necessary to take an action that requires shareholder approval. As such, the Company must obtain shareholder approval by no later than the 2023 Annual Meeting, and must implement the action promptly thereafter. The price condition will be deemed cured if the price promptly exceeds $1.00 per share, and the price remains above the level for at least the following 30 trading days. The Company’s failure to regain compliance during this period could result in delisting.
The Board believes that the continued listing of our common stock on the NYSE is beneficial for our stockholders and that the anticipated increased market price of the Company’s common stock from the Reverse Stock Split may enhance the Company’s ability to regain compliance with the NYSE’s minimum share price requirements for continued listing. If the NYSE were to delist the Company’s common stock for any reason, it would likely have a negative effect on the liquidity and market price of our common stock, reduce the number of investors willing to hold or acquire our common stock, limit or reduce the amount of analyst coverage we receive, and impair your ability to sell or purchase our common stock when you wish to do so. In addition, a delisting from the NYSE might negatively impact our reputation and, as a consequence, our business. Additionally, if we were delisted from the NYSE and we are not able to list our common stock on another national exchange we will not be eligible to use Form S-3 registration statements, which would delay our ability to raise funds in the future, limit the type of offerings of common stock we could undertake, and increase the expenses of any offering. The Board also believes that the anticipated increased market price of the Company’s common stock that may result from the Reverse Stock Split may encourage investor interest and improve the marketability of the common stock to a broader range of investors. Because of the trading volatility often associated with low-priced stocks, many brokerage firms and institutional investors have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers.
The purpose of seeking stockholder approval of exchange ratios within the Ratio Range (rather than a fixed exchange ratio) is to provide the Company with the flexibility to achieve the desired results of the Reverse Stock Split at the time at which it is effected.

If the stockholders approve this proposal, then the Board, in its sole discretion, would effect the Reverse Stock Split only upon the determination by the Board that such action would be in the best interests of the Company and our stockholders at that time. If the Board were to effect the Reverse Stock Split, then the Board would set the Effective Date and select the Final Ratio. No further action on the part of stockholders would be required to either implement or abandon the Reverse Stock Split. If the stockholders approve the proposal, and the Board determines to effect the Reverse Stock Split, we would communicate to the public, prior to the Effective Date, additional details regarding the Reverse Stock Split, including the Final Ratio selected by the Board. The Board reserves its right, notwithstanding stockholder approval and without further action by the stockholders, to elect not to proceed with the Reverse Stock Split if, at any time prior to the filing of the certificate of amendment to the Certificate of Incorporation with the Secretary of State of the State of Delaware, it determines, in its sole discretion, that this proposal is no longer in the best interests of the Company and our stockholders.
Principal Effects of Reverse Stock Split Proposal

The principal effect of the Reverse Stock Split will be to proportionately decrease the number of outstanding shares of our common stock based on the Final Ratio selected by our Board. The Reverse Stock Split will affect all stockholders of the Company uniformly and will not affect any stockholder’s percentage ownership interests or proportionate voting power, except to the extent that the Reverse Stock Split results in any stockholders owning a fractional share, as further described in the section titled “Fractional Shares” below. For example, a holder of 2% of the voting power of the outstanding shares of our common stock immediately prior to the effectiveness of the Reverse Stock Split will generally continue to hold 2% (assuming there is no impact as a result of the payment of cash in lieu of issuing fractional shares) of the voting power of the outstanding shares of common stock after the Reverse Stock Split.
In addition, all outstanding options, warrants, and restricted stock units (collectively, the “Outstanding Equity Rights”), entitling the holders thereof to acquire, through purchase, exchange or otherwise, shares of common stock will enable such holders to acquire upon exercise of their respective Outstanding Equity Rights that number of shares of common stock, as applicable, as adjusted based on the Final Ratio, which such holders would have been able to purchase upon exercise or conversion, as and to the extent applicable, of their respective Outstanding Equity Rights immediately preceding the Reverse Stock Split, at an exercise price or conversion rate, as and to the extent applicable, equal to the exercise price or conversion rate, as applicable, specified before the Reverse Stock Split, as adjusted by the Final Ratio, resulting in the same aggregate price being required to be paid upon exercise or conversion thereof immediately preceding the Reverse Stock Split. The Reverse Stock Split would reduce the number of shares of common stock available for issuance under the Company’s 2021 Equity Incentive Plan, 2021 Employee Stock Purchase Plan, and 2022 New Employee Equity Incentive Plan, in proportion to the Final Ratio of the Reverse Stock Split, provided that the Administrator (as defined in each such plan) shall determine the method and manner in which to effect such equitable adjustment, as it, in its sole discretion, deems appropriate to the Reverse Stock Split.
The number of stockholders of record will not be affected by the Reverse Stock Split (except to the extent any are cashed out as a result of holding fractional shares). The Reverse Stock Split may result in some stockholders owning “odd lots” of less than 100 shares of common stock. Odd lot shares may be more difficult to sell, and brokerage commissions and other costs of transactions in odd lots may be higher than the costs of transactions in “round lots” of even multiples of 100 shares. Our Board believes, however, that these potential effects are outweighed by the benefits of the Reverse Stock Split.
Common stock issued pursuant to the Reverse Stock Split would remain fully paid and non-assessable. The Reverse Stock Split would not affect the Company’s continuing obligations under the periodic reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Immediately following the Reverse Stock Split, our common stock would continue to be listed on the NYSE under the ticker symbol “SHPW,” although it would receive a new CUSIP number.
The Reverse Stock Split will not affect the par value of the Company’s common stock. As a result, on the Effective Date, the present value of the stated capital on the Company’s balance sheet attributable to the common stock will be reduced based on the Final Ratio, and the additional paid-in capital account will be increased with the amount by which the stated capital is reduced. The per share net loss and net book value of the common stock will be retroactively increased for each period because there will be fewer shares of common stock outstanding.
The Company is currently authorized to issue up to 120,000,000 shares of common stock under the Certificate of Incorporation. The Reverse Stock Split will have no effect on the total number of authorized shares of common stock under the Certificate of Incorporation. Therefore, upon effectiveness of the Reverse Stock Split, the number of shares of common stock that are authorized and unissued will increase relative to the number of issued and outstanding shares. The Company may use the additional authorized and unissued shares of common stock resulting from the Reverse Stock Split to issue additional shares of common stock from time to time in equity financings, under our equity compensation plans or in connection with other matters. The Board currently has no plans, arrangements or understandings regarding the issuance of such additional authorized and unissued shares of common stock.
The Reverse Stock Split will have no effect on the number of authorized shares of preferred stock or the par value of the preferred stock, and the Company does not have any outstanding shares of preferred stock.
Certain Risks Associated with the Reverse Stock Split

The Board believes that the Reverse Stock Split will increase the price level of the Company’s common stock in order to, among other things, enhance the Company’s ability to regain compliance with the minimum stock price requirements for continued listing on the NYSE and generate interest in the Company among investors, and in particular institutional investors that have investment policies that prohibit investment in lower-priced securities. The Board cannot predict, however, the effect of the Reverse Stock Split upon the market price for the Company’s common stock, and the history of similar reverse stock splits for companies in like circumstances is varied. The market price per share of the Company’s common stock after the Reverse Stock Split may not rise in proportion to the reduction in the number of shares of common stock outstanding resulting from the Reverse Stock Split, or remain at an increased level for any period, which would reduce the market capitalization of the Company. Also, there is no assurance that the market price per share of the common stock would not decline below the anticipated stock price following the Reverse Stock Split or that the trading price would remain above the threshold required for continued listing on the NYSE. The market price of the Company’s common stock may also be based on our performance and other factors, some of which are unrelated to the number of shares outstanding, the effect of which the Board cannot predict. In addition, the fewer number of shares of common stock that will be available to trade will possibly cause the trading market of the Company’s common stock to become less liquid, which could have an adverse effect on the price of the Company’s common stock. The Reverse Stock Split could also be viewed negatively by the market and other factors, such as those described above, may adversely affect the market price of the shares of our common stock. Consequently, the market price per post-Reverse Stock Split share may not increase in proportion to the reduction of the number of shares of our common stock outstanding before the implementation of the Reverse Stock Split. Accordingly, the total market capitalization of our shares of common stock following the Reverse Stock Split could be lower than the total market capitalization before the Reverse Stock Split.

Procedure for Effecting the Reverse Stock Split
If the Reverse Stock Split Proposal is approved by the Company’s stockholders, and the Board determines it is in the best interests of the Company and our stockholders to effect the Reverse Stock Split, then the Reverse Stock Split would become effective at such time as the certificate of amendment to the Certificate of Incorporation, the form of which is attached as Appendix A to this Proxy Statement, is filed with the Secretary of State of the State of Delaware.
As soon as practicable after the Effective Date, stockholders will be notified that the Reverse Stock Split has been effected. Continental Stock Transfer & Trust Company, LLC, the Company’s transfer agent, will act as exchange agent for purposes of implementing the exchange. Stockholders whose shares are held by a brokerage firm, bank or other similar organization do not need to take any action with respect to the exchange. These shares will automatically reflect the new quantity of shares based on the Reverse Stock Split. However, these brokerage firms, banks or other similar organizations may have different procedures for processing the Reverse Stock Split, and stockholders whose shares are held by a brokerage firm, bank or other similar organization are encouraged to contact their brokerage firm, bank or other similar organization. Certain registered holders of our common stock hold some or all of their respective shares electronically in book-entry form with the transfer agent. These stockholders do not have stock certificates evidencing their ownership of our common stock. Stockholders who hold shares electronically in book-entry form with the transfer agent will not need to take action to receive whole shares of post-Reverse Stock Split common stock because the exchange will be automatic.
Fractional Shares
The Company will not issue fractional shares for post-Reverse Stock Split shares in connection with the Reverse Stock Split. Stockholders who otherwise would be entitled to receive fractional shares of common stock will be entitled to receive cash (without interest or deduction) from the Company’s transfer agent in lieu of such fractional share interests upon the submission of a transmission letter by a stockholder holding the shares in book-entry form in an amount equal to the product obtained by multiplying (a) the closing price per share of the common stock as reported on the NYSE as of the Effective Date, by (b) the fraction of one share owned by the stockholder. The ownership of a fractional share interest will not give the holder any voting, dividend or other rights, except to receive the above-described cash payments.

Potential Anti-Takeover and Dilutive Effect
An increase in the number of authorized but unissued shares of common stock relative to the number of outstanding shares of common stock may, under certain circumstances, be construed as having an anti-takeover effect. Although not designed or intended for such purposes, the effect of the Reverse Stock Split might be to render more difficult or to discourage a merger, tender offer, proxy contest or change in control of us and the removal of management, which stockholders might otherwise deem favorable. For example, the authority of the Board to issue common stock might be used to create voting impediments or to frustrate an attempt by another person or entity to effect a takeover or otherwise gain control of us because the issuance of additional common stock would dilute the voting power of the common stock and preferred stock then outstanding. After the Reverse Stock Split, our Board will continue to have authority under our Certificate of Incorporation to issue additional shares from time to time without delay or further action by the Company’s stockholders except as may be required by applicable law or stock exchange listing rules. Our common stock could also be issued to purchasers who would support the Board in opposing a takeover bid which our Board determines not to be in our best interests and those of our stockholders.
The Reverse Stock Split is not part of any plan by the Board to recommend or implement a series of anti-takeover measures. Notwithstanding the decrease in the number of outstanding shares following the proposed Reverse Stock Split, our Board does not intend for this transaction to be the first step in a “going private transaction” within the meaning of Rule 13e-3 of the Exchange Act.
Criteria to Be Used for Decision to Proceed with the Reverse Stock Split
If the stockholders approve the Reverse Stock Split Proposal, then the Board will be authorized to proceed with the Reverse Stock Split. In determining whether to proceed with the Reverse Stock Split and setting the Final Ratio, if any, the Board will consider a number of factors, including NYSE listing requirements, market conditions, existing and expected trading prices of the Company’s common stock, the amount of our authorized but unissued common stock, and actual or forecasted results of operations.
No Dissenter’s Rights
Under the General Corporation Law of the State of Delaware, stockholders will not be entitled to dissenter’s rights with respect to the Reverse Stock Split Proposal, and the Company does not intend to independently provide stockholders with any such right.
Dividends
We have never declared or paid cash dividends on our capital stock. We currently intend to retain all of our future earnings, if any, to finance the operation, development and growth of our business. While the timing, declaration and payment of any future dividends to holders of our common stock fall within the discretion of our Board and will depend on our operating results, earnings, financial condition, the capital requirements of our business and other factors, our Board expects that the amount of future dividends, if any, would be adjusted accordingly to reflect the Reverse Stock Split.
Certain Material U.S. Federal Income Tax Considerations
The following is a summary of certain material U.S. federal income tax consequences of the Reverse Stock Split to stockholders that hold their shares of common stock as capital assets for U.S. federal income tax purposes. This summary is based upon the provisions of the U.S. Internal Revenue Code (the “Code”) Treasury regulations promulgated thereunder, administrative rulings and judicial decisions, all as in effect as of the date hereof, and all of which are subject to change and differing interpretations, possibly with retroactive effect. Changes in these authorities or their interpretation may result in the U.S. federal income tax consequences of the Reverse Stock Split differing substantially from the consequences summarized below.
This summary is for general information purposes only and does not address all aspects of U.S. federal income taxation that may be relevant to stockholders in light of their particular circumstances, including the impact of the alternative minimum tax, the Medicare surtax on net investment income or the special tax accounting rules under Section 451(b) of the Code, or to stockholders that may be subject to special tax rules, including, without limitation: (i) banks, insurance companies, or other financial institutions; (ii) tax-exempt organizations; (iii) dealers in securities or commodities; (iv) regulated investment companies or real estate investment trusts; (v) partnerships (including entities or arrangements treated as partnerships for U.S. federal income tax purposes and their partners or members); (vi) traders in securities that elect to use the mark-to-market method of accounting; ( vii) persons whose “functional currency” is not the U.S. dollar; (viii) persons holding our common stock in a hedging transaction, “straddle,” “conversion transaction” or other risk reduction transaction; (ix) persons who acquired our common stock in connection with employment or the performance of services; (x) retirement plans; (xi) persons who are not U.S. Holders (as defined below); or (xii) certain former citizens or long-term residents of the United States. In addition, this summary of certain material U.S. federal income tax consequences does not address the tax consequences arising under the laws of any foreign, state or local jurisdiction or any U.S. federal tax consequences other than U.S. federal income taxation (such as U.S. federal estate and gift tax consequences). If a partnership (including any entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds shares of our common stock, the tax treatment of a partner in the partnership generally will depend upon the status of the partner, the activities of the partnership, and certain determinations made at the partner level. Partnerships holding our common stock and the partners in such partnerships should consult their tax advisors regarding the tax consequences to them of the Reverse Stock Split.
We have not sought, and will not seek, an opinion of counsel or a ruling from the Internal Revenue Service (the “IRS”) regarding the U.S. federal income tax consequences of the Reverse Stock Split and there can be no assurance that the IRS will not challenge the statements and conclusions set forth below or that a court would not sustain any such challenge.
EACH STOCKHOLDER SHOULD CONSULT ITS TAX ADVISORS WITH RESPECT TO THE PARTICULAR TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT TO SUCH STOCKHOLDER.

This summary addresses only stockholders that are U.S. Holders. For purposes of this discussion, a “U.S. Holder” is any beneficial owner of our common stock that, for U.S. federal income tax purposes, is or is treated as any of the following:
•an individual who is a citizen or resident of the United States;
•a corporation created or organized under the laws of the United States, any state thereof or the District of Columbia;
•an estate, the income of which is subject to U.S. federal income tax regardless of its source; or
•a trust that (i) is subject to the primary supervision of a U.S. court and all substantial decisions of which are subject to the control of one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code), or (ii) has a valid election in effect to be treated as a United States person for U.S. federal income tax purposes.
The Reverse Stock Split should constitute a “recapitalization” for U.S. federal income tax purposes. Assuming the Reverse Stock Split qualifies as a “recapitalization” for U.S. federal income tax purposes, then, except as described below with respect to cash received in lieu of fractional shares, a stockholder should not recognize gain or loss as a result of the Reverse Stock Split. A stockholder’s aggregate tax basis in the shares of the common stock received pursuant to the Reverse Stock Split should equal the stockholder’s aggregate tax basis in the shares of the common stock surrendered (excluding any portion of such basis that is allocated to any fractional share of our common stock), and such stockholder’s holding period in the shares of the common stock received should include the holding period of the shares of the common stock surrendered. Treasury regulations promulgated under the Code provide detailed rules for allocating the tax basis and holding period of shares of common stock surrendered pursuant to the Reverse Stock Split to shares of common stock received pursuant to the Reverse Stock Split. Stockholders holding shares of common stock that were acquired on different dates and at different prices should consult their tax advisors regarding the allocation of the tax basis and holding period of such shares.
A stockholder who receives cash in lieu of a fractional share in the Reverse Stock Split should recognize capital gain or loss equal to the difference between the amount of the cash received in lieu of the fractional share and the portion of the stockholder’s adjusted tax basis allocable to such fractional share. Such capital gain or loss will generally be long-term capital gain or loss if the U.S. holder has held the shares of common stock surrendered for more than one year as of the effective date of the proposed Reverse Stock Split. Stockholders should consult their tax advisors regarding the tax effects to them of receiving cash in lieu of fractional shares based on their particular circumstances.

A stockholder may be subject to information reporting with respect to any cash received in exchange for a fractional share in the Reverse Stock Split. Stockholders who are subject to information reporting and who do not provide a correct taxpayer identification number and other required information (such as by submitting a properly completed IRS Form W-9) may also be subject to backup withholding at the applicable rate. Any amount withheld under such rules is not an additional tax and may be refunded or credited against the stockholder’s U.S. federal income tax liability, provided that the required information is properly furnished in a timely manner to the IRS.

Recommendation and Vote Required

The affirmative vote of the holders of a majority of the voting power of the outstanding shares of common stock, on the record date is required to adopt and approve the Reverse Stock Split Proposal. Abstentions and broker non-votes will have the same effect as a vote against this proposal.

OUR BOARD RECOMMENDS A VOTE “FOR” THE PROPOSAL TO AMEND THE COMPANY’S CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT OF THE COMPANY’S COMMON STOCK AT A RATIO IN THE RANGE OF 1-FOR-3 TO 1-FOR-12, SUCH RATIO TO BE DETERMINED BY THE BOARD.

PROPOSAL 4
APPROVAL AND ADOPTION OF THE EXCULPATION AMENDMENT
Background
The State of Delaware, which is the Company’s state of incorporation, recently enacted legislation that enables Delaware corporations to limit the liability of certain of their officers in limited circumstances. Specifically, the legislation extends the opportunity for Delaware corporations to exculpate their officers, in addition to their directors, for personal liability for breach of the duty of care in certain actions. The new Delaware legislation only permits, and our proposed amendment would only permit, exculpation of such officers from liability for claims brought by or in the right of the corporation, such as derivative claims. Additionally, our proposed amendment would not exculpate officers from liability for breach of the duty of loyalty, acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, or any transaction in which the officer derived an improper personal benefit. The rationale for so limiting the scope of liability is to strike a balance between stockholders’ interest in accountability and their interest in the Company being able to attract and retain quality officers to work on its behalf.
Our Board of Directors believes it is necessary to provide protection to officers to the fullest extent permitted by law in order to attract and retain top talent. This protection has long been afforded to directors and our Board of Directors believes that the proposal to extend exculpation to officers is fair and in the best interests of Shapeways and its stockholders.
This Proposal Four is separate and independent from Proposal Three. If both proposals are approved, we will combine the proposed changes in Appendix A and Appendix B into one amendment to our Certificate of Incorporation.
Reasons for the Proposed Amendment
Our Board of Directors believes it is appropriate for public companies in states that allow exculpation of officers to have exculpation clauses in their company charter. In exercising their fiduciary duties, directors and officers must make decisions in response to time-sensitive opportunities and challenges, which can create substantial risk of investigations, claims, actions, suits or proceedings seeking to impose liability on the basis of hindsight, especially in the current litigious environment and regardless of merit. Limiting concern about personal risk would empower both directors and officers to best exercise their business judgment in furtherance of the Company and its stockholders. We expect many of our peers to adopt exculpation clauses that limit the personal liability of officers in their Certificate of Incorporation and failing to adopt the amendment could impact our recruitment and retention of exceptional officer candidates that conclude that the potential exposure to liabilities, costs of defense and other risks of proceedings exceeds the benefits of serving as an officer of Shapeways.
The proposed amendment would better position the Company to attract top talent and retain our current officers and also help enable the officers to exercise their business judgment in furtherance of the interests of the Company and its stockholders. Additionally, it will more generally align the protections for our officers with those protections afforded to the Company’s directors.
Taking into account the narrow class and type of claims for which officers’ liability would be exculpated, consistent with the protection in the Certificate of Incorporation currently afforded our directors, and the benefits the Nominating and Corporate Governance Committee believes would accrue to the Company and its stockholders in the form of an enhanced ability to attract and retain talented officers, the Nominating and Corporate Governance Committee recommended to the Board an amendment to the Certificate of Incorporation to provide such exculpation to the extent permitted by Delaware law. Based on this recommendation, the Board has unanimously deemed it advisable and in the best interests of the Company to amend the Certificate of Incorporation to limit the scope of officer liability and has recommended the submission of this amendment for stockholder approval at the Annual Meeting.
The proposed amendment is not being proposed in response to any specific resignation, threat of resignation or refusal to serve by any director or officer.
Effect of the Proposed Amendment
If the amendment is approved by the stockholders, the amendment will become effective upon filing of the Certificate of Amendment of Certificate of Incorporation with the Delaware Secretary of State, which the Company anticipates filing promptly following the Annual Meeting. The complete text of the proposed amendment is set forth in Appendix B to this proxy statement.

Recommendation and Vote Required
The affirmative vote of the holders of a majority of the voting power of the outstanding shares of common stock, on the record date is required to adopt and approve the Exculpation Amendment. Abstentions and broker non-votes will have the same effect as a vote against this proposal.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE EXCULPATION AMENDMENT.

APPENDIX A
Certificate of Amendment to the
Certificate of Incorporation of
Shapeways Holdings, Inc.
Shapeways Holdings, Inc. (the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify as follows:
FIRST: That a resolution was duly adopted on April 30, 2023, by the Board of Directors of the Corporation (the “Board”) setting forth an amendment to the certificate of incorporation of the Corporation (the “Certificate of Incorporation”), as previously filed with the Secretary of State of the State of Delaware, and declaring said amendment to be advisable. The stockholders of the Corporation duly approved and adopted said proposed amendment at the annual meeting of stockholders held on June 15, 2023. The proposed amendment, which has been duly adopted in accordance with Section 242 of the General Corporation Law of the State of Delaware, is as follows:
The first paragraph of Article FOURTH of the Certificate of Incorporation is hereby amended and restated in its entirety as follows:
The total number of shares of all classes of capital stock that the Corporation is authorized to issue is 130,000,000 shares, consisting of (i) 120,000,000 shares of common stock, par value $0.0001 per share (the “Common Stock”), and (ii) 10,000,000 shares of preferred stock, par value $0.0001 per share (“Preferred Stock”). Subject to the rights of the holders of any series of Preferred Stock, the number of authorized shares of any of the Common Stock or Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority in voting power of the capital stock of the Corporation entitled to vote thereon irrespective of the provisions of Section 242(b)(2) of the DGCL, and no vote of the holders of any of the Common Stock or Preferred Stock voting separately as a class shall be required therefor.
Upon the filing and effectiveness (the “Effective Time”) pursuant to the Delaware General Corporation Law of this Certificate of Amendment to the Certificate of Incorporation of the Corporation, each [●]1 shares of Common Stock issued and outstanding immediately prior to the Effective Time shall, automatically and without any action on the part of the respective holders thereof, be combined and converted into one (1) share of Common Stock (the “Reverse Stock Split”).
SECOND: All other provisions of the Certificate of Incorporation shall remain in full force and effect.
THIRD: The foregoing amendment shall be effective upon the filing with the Secretary of State of the State of Delaware.
1 Shall be a whole number equal to or greater than three (3) and equal to or lesser than ten (12), which number is referred to as the “Reverse Split Factor” (it being understood that any Reverse Split Factor within such range shall, together with the remaining provisions of this Certificate of Amendment not appearing in brackets, constitute a separate amendment being approved and adopted by the Board of the Corporation and the stockholders of the Corporation in accordance with Section 242 of the General Corporation Law of the State of Delaware). The Board of the Corporation shall select the Reverse Split Factor prior to the filing of the Certificate of Amendment and any amendment not setting forth the Reverse Split Factor selected by the Board and included in the Certificate of Amendment filed with the Secretary of State shall be automatically abandoned upon the filing of such Certificate of Amendment.

APPENDIX B
Certificate of Amendment to the
Certificate of Incorporation of
Shapeways Holdings, Inc.

Shapeways Holdings, Inc. (the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify as follows:
FIRST: That a resolution was duly adopted on March 30, 2023, by the Board of Directors of the Corporation (the “Board”) setting forth an amendment to the certificate of incorporation of the Corporation (the “Certificate of Incorporation”), as previously filed with the Secretary of State of the State of Delaware, and declaring said amendment to be advisable. The stockholders of the Corporation duly approved and adopted said proposed amendment at the annual meeting of stockholders held on June 15, 2023. The Certificate of Incorporation is hereby amended by adding new Article XV as follows:
To the fullest extent permitted by applicable law, as the same exists or as may hereafter be amended from time to time, an officer of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as an officer, provided that this provision shall not eliminate or limit the liability (i) for any breach of his or her duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of the law, (iii) for any transaction from which the officer derives any improper personal benefit, or (iv) in any action by or in the right of the Corporation. If the DGCL is amended after approval by the stockholders of this Article FIFTEENTH to authorize corporate action further eliminating or limiting the personal liability of officers, then the liability of the officers of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended from time to time.
Any amendment, repeal or modification of this Article FIFTEENTH by the stockholders of the Corporation shall not adversely affect any right or protection of an officer of the Corporation existing at the time of, or increase the liability of any officer of the Corporation with respect to any acts or omissions of such officer occurring prior to, such amendment, repeal or modification. All references in this Article FIFTEENTH to an officer shall mean such persons as defined in Section 102(b)(7) of the DGCL.
SECOND: The amendment of the Certificate of Incorporation herein certified has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.
THIRD: All other provisions of the Certificate of Incorporation shall remain in full force and effect.
FOURTH: The foregoing amendment shall be effective upon the filing with the Secretary of State of the State of Delaware.

OTHER MATTERS
The Board knows of no other matters that will be presented for consideration at the 2023 Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board

/s/ Alberto Recchi

Alberto Recchi Chief Financial Officer

May 1, 2023

**SHAPEWAYS**

SHAPEWAYS HOLDINGS, INC.
12163 GLOBE ST
LIVONIA, MI 48150

**SCAN TO VIEW MATERIALS & VOTE**

**VOTE BY INTERNET**
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

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**ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS**
If you would like to reduce the costs incurred by Shapeways Holdings, Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.

**VOTE BY PHONE - 1-800-690-6903**
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

**VOTE BY MAIL**
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Shapeways Holdings, Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V17481-P89207 — KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

**THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.**

**SHAPEWAYS HOLDINGS, INC.**

**The Board of Directors recommends you vote FOR the following:**

| | For All | Withhold All | For All Except |
|---|---|---|---|
| 1. To elect three Class II directors to serve until the 2026 annual meeting of stockholders or until their respective successors have been elected or appointed. | ☐ | ☐ | ☐ |

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

**Nominees:**

01) Raj Batra
02) Christine Gorjanc
03) Alberto Recchi

**The Board of Directors recommends you vote FOR the following proposals:**

The shares represented by this proxy, when properly executed, will be voted in the manner directed herein by the undersigned Stockholder(s). **If no direction is made, this proxy will be voted FOR the election of the nominees listed for the board of directors and FOR proposals 2, 3 and 4.**

Please sign your name exactly as it appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please add your title as such. When signing as joint tenants, all parties in the joint tenancy must sign. If a signer is a corporation, please sign in full corporate name by duly authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

**Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:**
The Notice and Proxy Statement and Annual Report on Form 10-K are available at www.proxyvote.com.

V17482-P89207

## SHAPEWAYS HOLDINGS, INC.
## ANNUAL MEETING OF STOCKHOLDERS
## THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

The stockholder(s) hereby appoint(s) Greg Kress and Alberto Recchi, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of Shapeways Holdings, Inc. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held via live webcast at www.virtualshareholdermeeting.com/SHPW2023 at 10:00 a.m. (Eastern Time) on Thursday, June 15, 2023, and any adjournment or postponement thereof.

**THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS AND FOR PROPOSALS 2, 3 AND 4.**

**PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE**

**CONTINUED AND TO BE SIGNED ON REVERSE SIDE**